As filed with the Securities and Exchange Commission on April 7, 2004

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Validian Corporation

(Name of small business issuer as specified in its charter)

Nevada	7372	58-2541997
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

30 Metcalfe Street, Suite 620
Ottawa, Ontario, Canada K1P 5L4
(613) 230-7211
(Address and telephone number of principal executive offices)

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Copies of communications to:

Bruce Benn	William L. Boeing, Esq.
Executive Vice President	Haynes and Boone, LLP
30 Metcalfe Street, Suite 620	2505 N. Plano Road, Suite 4000
Ottawa, Ontario, Canada K1P 5L4	Richardson, Texas 75082
(613) 230-7211	(972) 680-7550
Telecopy: (613) 230-6055	Telecopy: (972) 680-7551
(Name, address and telephone number of agent for service)

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Approximate date of proposed sale to public: From time to time after the effectiveness of this registration statement, as determined by the selling stockholder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  ___________________________

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities  Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities  Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, par value $0.001 per share	6,666,666	$0.96	$6,399,999	$811
Common stock, par value $0.001 per share, underlying warrants	3,913,333	$0.96	$3,756,800	$476
Total	10,579,999	$0.96	$10,156,799	$1,287

(1)  Pursuant to Rule 416, the Registration Statement also covers such indeterminate additional shares of Common Stock as may become issuable (i) to prevent dilution resulting from stock splits, stock dividends or similar events or (ii) by reason of changes in the exercise price of certain warrants in accordance with the terms thereof.

(2)  Estimated solely for purposes of calculating registration fee pursuant to Rule 457(c), based upon the average of the bid and asked prices for the common stock on April 1, 2004 on the OTC Bulletin Board.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated April 7, 2004

PROSPECTUS

10,579,999 Shares

VALIDIAN CORPORATION

Common Stock

This prospectus covers the resale of a total of 10,579,999 shares of our common stock being offered by the selling stockholders.  Of the shares covered by this prospectus, 6,666,666 shares have been issued and 3,913,333 shares are issuable upon exercise of warrants issued to the selling stockholders.  We will not receive any proceeds from sales of shares by the selling stockholders.

Our common stock is quoted on the OTC Bulletin Board, under the symbol “VLDI”.  There is currently only a limited trading market in our common stock, and we do not know whether an active trading market will develop.  On April 2, 2004, the last reported sale price for the common stock was $0.98 per share.

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Investing in our common stock involves a high degree of risk.

See the section entitled “Risk Factors,” beginning on page 6.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The date of this prospectus is                         , 2004.

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The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus in not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

TABLE OF CONTENTS

PAGE

Forward Looking Statements

1

Prospectus Summary

2

Risk Factors

6

Use of Proceeds

13

Price Range of Common Stock

14

Management's Discussion and Analysis or Plan of Operation

15

Business

20

Management

26

Executive Compensation

28

Certain Relationships and Related Transactions

29

Principal Stockholders

30

Description of Securities

31

Selling Stockholders

34

Plan of Distribution

37

Shares Eligible for Future Sale

39

Legal Matters

40

Experts

40

Additional Information

40

Index to Financial Statements

F-1

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You should rely only on information contained in this document or to which we have referred you.  Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information.  This document may only be used where it is legal to sell these securities.  The information in this document may only be accurate on the date of this document.  You should not assume that the information in the prospectus, or incorporated herein by reference, or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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FORWARD LOOKING STATEMENTS

We caution readers that certain important factors may affect our actual results and could cause these results to differ materially from any forward-looking statements that we make in this prospectus. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. This prospectus contains statements that constitute “forward-looking statements.” These forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “plans,” “may,” “will,” or similar terms.  These statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations with respect to many things. Some of these things are:

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trends affecting our financial condition or results of operations for our limited history;

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our business and growth strategies;

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our technology;

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the Internet; and

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our financing plans.

We caution readers that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. In fact, actual results most likely will differ materially from those projected in the forward-looking statements as a result of various factors. Some factors that could adversely affect actual results and performance include:

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our limited operating history;

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our lack of sales to date;

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our future requirements for additional capital funding;

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the failure of our technology and products to perform as specified;

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the discontinuation of growth in the use of the Internet;

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the enactment of new adverse government regulations; and

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the development of better technology and products by others.

You should carefully consider and evaluate all of these factors. In addition, we do not undertake to update forward-looking statements after we file this report with the SEC, even if new information, future events or other circumstances have made them incorrect or misleading.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  We urge you to read this entire prospectus carefully, including “Risk Factors” on page 6 and our financial statements and the notes to those financial statements contained elsewhere in this prospectus.

The Company

We provide communication security technologies for internet and private computer networks, both wired and wireless.  Using our tools, customers can easily develop and use secure applications which run on different platforms at once, and individuals and mobile workers can exchange data and files safely and securely.

Customers will benefit from integrating our strong security model into their existing and newly developed distributed applications.  E-commerce, e-banking, e-health and e-loyalty are examples of the industries we intend to serve.

Our technology works by encrypting data from an originating application and decrypting it within the receiving application.  Our intellectual property assets include an addressing scheme, an authentication process and a key exchange process for all parties to a communication.  These elements combine to form a strong trust model.

We plan to license our technology to large organizations including corporate information technology departments and independent software vendors and developers.

As of December 31, 2003, we had 22 full-time contractual personnel, of which 16 are software architects, engineers and programmers.  We have operations in the U.S., Canada and Switzerland.  We have initiated a two-pronged marketing program in North America and Europe. The direct sales division presents at e-commerce and e-security trade shows and to existing contacts of management and sales representatives.  The channel sales division partners us with value-added resellers (“VAR”), independent marketing reps (“IMR”), system integrators (“SI”), software vendors and application service providers.  We currently have agreements with VARs in the U.S., Canada and Mexico and with IMRs in the U.S. and Canada.

Our market research has been ongoing in the U.S. and Western Europe since 2000. Our sales force was launched in late 2002, and since that time we have hired specialists in electronic health care, supply chain management, system architecture and system integration to refine and implement our marketing plans in those areas.  We have a fully developed array of technical literature to support both groups.

Sales cycles for our products are expected to be from four to eight months.  Prime target areas are North America, Europe and Asia Pacific.

Currently we offer three products:

Application Security Infrastructure (“ASI”).  ASI automatically manages security functions for any application in a network, including authentication, encryption, key generation, key distribution, addressing and data transport.  ASI guarantees delivery of messages and files to, and only to, the target destination, and data never travels in the clear at any time between applications.  ASI has been in use for approximately two years on a continuing basis by a growing number of users (currently several hundred), and supports our SIM product operation.

Secure Instant Messenger (“SIM”).  SIM provides strong security for real-time communications and file exchange.  It enables collaboration among individuals and groups in a secure environment.  We believe Validian’s “Flash Communicator TM” is the only secure instant messenger to operate on USB flash memory devices.  SIM operates over our Application Security Infrastructure (ASI).  SIM has been in use for approximately two years by several hundred users in commercial and testing environments.

Software Development Kit (“SDK”).  Our SDK includes control, transport and security features which are automatically inherited by any applications linked to the Application Security Infrastructure (ASI) through it.  This means that developers who use Validian SDK don’t have to learn new software to implement security on their applications.  The SDK is offered free to qualified developers and system integrators.

We maintain our principal executive offices at 30 Metcalfe Street, Suite 620, Ottawa, Ontario Canada K1P 5L4, telephone (613) 230-7211.

The Offering

Common Stock Offered by the Company

None.

Common Stock Offered by the Selling

Stockholders

10,579,999 shares, including 3,913,333 shares issuable

 upon the exercise of outstanding warrants.

Common Stock

Outstanding Prior to this Offering

27,654,214 shares.

Outstanding After this Offering

31,567,547 shares, including 3,913,333 shares of

common stock covered by this prospectus that are

issuable upon the exercise of outstanding warrants.

Common Stock Reserved

3,912,302 shares issuable upon exercise of options that

have been granted, 1,087,698 shares issuable upon

exercise of additional options that may be granted under

our stock option plan, 13,115,833 shares issuable upon

exercise of outstanding warrants and approximately

4,300,000 shares issuable upon exercise of outstanding

convertible debentures.

Risk Factors

We urge you to read the “Risk Factors” section beginning on page 6 of this prospectus so that you understand the risks associated with an investment in our common stock.

Summary Financial Data

The summary financial data set forth below with respect to our consolidated statements of operations for each of the two fiscal years in the period ended December 31, 2003 and with respect to the consolidated balance sheets as at December 31, 2002 and 2003, are derived from, and should be read in conjunction with, our audited consolidated financial statements and the notes thereto included elsewhere in this prospectus.

	Years Ended December 31,
	2003	2002
Operations Data
Selling, general and administrative	$ 1,752,725	$ 473,306
Research and development	997,822	405,597
Depreciation of property and equipment	4,333	281
Write-off of prepaid services	174,375	―
Other expenses, net	72,645	27,657
Net loss	$ 3,001,900	$ 906,841

	Years Ended December 31,
	2003	2002
Flows Data
Net cash from (used in) operations	$ (955,256)	$ (763,099)
Net cash from (used in) investing activities	(3,674)	(10,106)
Net cash from financing activities	1,348,703	929,151
Net increase in cash	$ 389,773	$ 155,946

	At December 31,
	2003	2002
Balance Sheet Data
Cash and cash equivalents	$ 546,423	$ 156,650
Total current assets	1,182,383	371,358
Property and equipment	9,166	9,825
Total assets	3,076,872	381,183
Total current liabilities	1,295,785	1,379,775
Stockholders’ equity (deficiency)	1,781,087	(998,592)

RISK FACTORS

There are many risks that may affect your investment in our common stock, including those described below.  You should carefully consider these risk factors together with all of the other information.  If any of these or other risks actually occur, our business, financial condition and operating results, as well as the trading price or value of our securities could be materially adversely affected and you may lose all or part of your investment.

Risks relating to our business

We are a development stage company, and our limited operating history makes evaluating our business and prospects difficult.

We are a development stage company, and our limited operating history makes it difficult to evaluate our current business and prospects or to accurately predict our future revenues or results of operations. Our revenue and income potential are unproven, and our business plan is constantly evolving. The Internet is constantly changing and software technology is constantly improving, therefore we may need to continue to modify our business plan to adapt to these changes. As a result of our being in the early stages of development, particularly in the emerging technology industry, we are more vulnerable to risks, uncertainties, expenses and difficulties than more established companies.  As a result, we may never achieve profitability and we may not be able to continue operations if we cannot successfully address the risks associated with early stage development companies in emerging technologies.

We have a history of operating losses and we anticipate losses and negative cash flow for the foreseeable future.  Unless we are able to generate profits and positive cash flow we may not be able to continue operations.

We incurred an operating loss of $2,929,255 and negative cash flow from operations of $955,256 during the year ended December 31, 2003.  During the year ended December 31, 2002, we incurred an operating loss of $879,184 and negative cash flow from operations of $763,099.  We expect operating losses and negative cash flow from operations to continue for the foreseeable future and to increase significantly from current levels as we increase expenditures for:

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sales and marketing;

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technology;

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infrastructure research and development; and

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general business enhancement.

With increased on-going operating expenses, we will need to generate significant revenues to achieve profitability. Consequently, we may never achieve profitability.  Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future. If we are unable to achieve or sustain profitability in the future, we may be unable to continue our operations.

We may require additional capital to proceed with our long-term business plan.  If we are unable to obtain such capital in future years, we may be unable to proceed with our long-term business plan and we may be forced to limit or curtail our future operations.

We may require additional working capital to proceed with our long-term business plan. For a discussion of our capital requirements, see “Management’s Discussion and Analysis or Plan of Operation―Plan of Operations.” If we are unable to raise additional financing should it become necessary to do so, we may be unable to grow or to implement our long-term business plan and, in fact, we may be forced to limit or curtail our future operations.

The loss of any of our key personnel would likely have an adverse effect on our business.

Our future success depends, to a significant extent, on the continued services of our key contractual personnel.  Our loss of any of these key personnel most likely would have an adverse effect on our business.  At present, we have a contractual agreement with these personnel but we do not have key man life insurance on them.  In addition, competition for personnel throughout the industry is intense and we may be unable to retain our current contractors or attract, integrate or retain other highly qualified personnel in the future.  If we do not succeed in retaining our current contractors or in attracting and motivating new personnel, our business could be materially adversely affected.

The business environment is highly competitive and, if we do not compete effectively, we may experience material adverse effects on our operations.

The market for Internet security products and services is intensely competitive and we expect competition to increase in the future.  We compete with large and small companies that provide products and services that are similar to some aspects of our security services.  Our competitors may develop new technologies in the future that are perceived as being more secure, effective or cost efficient than the technology underlying our security services.  In particular, the Internet security market has historically been characterized by low financial entry barriers.

Some of our competitors have longer operating histories, greater name recognition, access to larger customer bases and significantly greater financial, technical and marketing resources than we do.  As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products than we will.  We believe that there may be increasing consolidation in the Internet security market and this consolidation may materially adversely affect our competitive position.  In addition, our competitors may have established or may establish financial or strategic relationships among themselves, with existing or potential customers, resellers or other third parties and rapidly acquire significant market share.  If we cannot compete effectively, we may experience future price reductions, reduced gross margins and loss of market share, any of which will materially adversely affect our business, operating results and financial condition.

If we are unable to develop brand recognition, we may be unable to generate significant revenues and our results of operations may be materially adversely affected.

To attract customers we may have to develop a brand identity and increase public awareness of our technology and products. To increase brand awareness, we expect to significantly increase our expenditures for advertising and other marketing initiatives. However, these activities may not result in significant revenue and, even if they do, any revenue may not offset the expenses incurred in building brand recognition. Moreover, despite these efforts, we may not be able to increase public awareness of our brands, which would have a material adverse effect on our results of operations.

If we are unable to respond to rapid technological change and improve our products and services, our business could be materially adversely affected.

The Internet security industry is characterized by rapid technological advances, changes in customer requirements, frequent new product introductions and enhancements and evolving industry standards in computer hardware and software technology.  As a result, we must continually change and improve our products in response to changes in operating systems, application software, computer and communications hardware, networking software, programming tools and computer language technology.  The introduction of products embodying new technologies and the emergence of new industry standards may render existing products obsolete or unmarketable.  In particular, the market for Internet and intranet applications is relatively new and is rapidly evolving.  Our future operating results will depend upon our ability to enhance our current products and to develop and introduce new products on a timely basis that address the increasingly sophisticated needs of our end-users and that keep pace with technological developments, new competitive product offerings and emerging industry standards.  If we do not respond adequately to the need to develop and introduce new products or enhancements of existing products in a timely manner in response to changing market conditions or customer requirements, our operating results may be materially diminished.

We may not be able to protect and enforce our intellectual property rights, which could result in the loss of our rights, loss of business or increased costs.

Our success depends to a significant degree upon the protection of our software and other proprietary technology.  The unauthorized reproduction or other misappropriation of our proprietary technology would enable third parties to benefit from our technology without paying us for it.  We depend upon a combination of patent, trademark, trade secret and copyright laws, license agreements and non-disclosure and other contractual provisions to protect proprietary and distribution rights of our products.  We have registered trademarks in the United States, Canada and Europe and are preparing patent applications for new technology, as it is developed.  Although we have taken steps to protect our proprietary technology, they may be inadequate and the unauthorized use thereof could have a material adverse effect on our business, results of operations and financial condition.  Existing trade secret, copyright and trademark laws offer only limited protection.  Moreover, the laws of other countries in which we market our products may afford little or no effective protection of our intellectual property.  If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive, even if we were to prevail.

Claims by third parties that we infringe upon their proprietary technology could hurt our financial condition.

If we discover that any of our products or technology we license from third parties violates third party proprietary rights, we may not be able to reengineer our product or obtain a license on commercially reasonable terms to continue offering the product without substantial reengineering.  In addition, product development is inherently uncertain in a rapidly evolving technology environment in which there may be numerous patent applications pending for similar technologies, many of which are confidential when filed.  Although we sometimes may be indemnified by third parties against claims that licensed third party technology infringes proprietary rights of others, indemnity may be limited, unavailable or, where the third party lacks sufficient assets or insurance, ineffective.  We currently do not have liability insurance to protect against the risk that our technology or future licensed third party technology infringes the proprietary rights of others.  Any claim of infringement, even if invalid, could cause us to incur substantial costs defending against the claim and could distract our management from our business.  Furthermore, a party making such a claim could secure a judgment that requires us to pay substantial damages.  A judgment could also include an injunction or other court order that could prevent us from selling our products.  Any of these events could have a material adverse effect on our business, operating results and financial condition.

If our electronic security devices were breached, our business would be materially adversely affected.

A key element of our technology and products is our Internet security feature.  If anyone is able to circumvent our security measures, they could misappropriate proprietary information or cause interruptions or problems with hardware and software of customers using our products.  Any such security breaches could significantly damage our reputation.  In addition, we could be liable to our customers for the damages caused by such breaches or we could incur substantial costs as a result of defending claims for those damages. We may need to expend significant capital and other resources to protect against such security breaches or to address problems caused by such breaches.  Security measures taken by us may not prevent disruptions or security breaches.  In the event that future events or developments result in a compromise or breach of the technology we use to protect a customer’s personal information, our financial condition and business could be materially adversely affected.

We face restrictions on the exportation of our encryption technology, which could limit our ability to market our products outside of the United States.

Some of our Internet security products utilize and incorporate encryption technology.  Exports of software products utilizing encryption technology are generally restricted by the United States and various non-United States governments, particularly in response to the terrorist acts of September 11, 2001.  If we do not obtain the required approvals, we may not be able to sell some of our products in international markets, which could materially adversely affect our results of operations.

Our operating results may prove unpredictable, and may fluctuate significantly.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control.  Factors which may cause operating results to fluctuate significantly include the following:

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new technology or products introduced by us or by our competitors;

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the timing and uncertainty of sales cycles and seasonal declines in sales;

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our success in marketing and market acceptance of our products and services by our existing customers and by new customers;

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a decrease in the level of spending for information technology-related products and services by our existing and potential customers; and

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general economic conditions, as well as economic conditions specific to users of our products and technology.

Our operating results may be volatile and difficult to predict.  As such, future operating results may fall below the expectations of securities analysts and investors.  In this event, the trading price of our common stock may fall significantly.

We expect to generate some revenues and incur some operating expenses outside of the United States.  If applicable currency exchange rates fluctuate our revenues and results of operations may be materially and adversely affected.

We expect that some portion of our revenues will be based on sales provided outside of the United States.  In addition, we expect that a significant portion of our operating expenses will be incurred outside of the United States.  As a result, our financial performance will be affected by fluctuations in the value of the U.S. dollar to foreign currency.  At the present time, we have no plan or policy to utilize forward contracts or currency options to minimize this exposure, and even if these measures are implemented there can be no assurance that such arrangements will be available, be cost effective or be able to fully offset such future currency risks.

Other risks associated with international operations could adversely affect our business operations and our results of operations.

There are certain risks inherent in doing business on an international level, such as:

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unexpected changes in regulatory requirements, export and import restrictions, export and import;

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controls relating to encryption technology that may limit sales sometime in the future;

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legal uncertainty regarding liability and compliance with foreign laws;

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competition with foreign companies or other domestic companies entering into the foreign markets in which we operate;

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tariffs and other trade barriers and restrictions;

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difficulties in staffing and managing foreign operations;

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longer sales and payment cycles;

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problems in collecting accounts receivable;

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political instability;

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fluctuations in currency exchange rates;

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software piracy; and

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seasonal reductions in business activity during the summer months in Europe and elsewhere; and potentially adverse tax consequences.

Any of these factors could adversely impact the success of our international operations.  One or more of such factors may impair our future international operations and our overall financial condition and business prospects.

Risks relating to our common stock and this offering

Our common stock price may be volatile.

The market prices of securities of Internet and technology companies are extremely volatile and sometimes reach unsustainable levels that bear no relationship to the past or present operating performance of such companies.  Factors that may contribute to the volatility of the trading price of our common stock include, among others:

•

our quarterly results of operations;

•

the variance between our actual quarterly results of operations and predictions by stock analysts;

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financial predictions and recommendations by stock analysts concerning Internet companies and companies competing in our market in general, and concerning us in particular;

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public announcements of technical innovations relating to our business, new products or technology by us or our competitors, or acquisitions or strategic alliances by us or our competitors;

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public reports concerning our products or technology or those of our competitors; and

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the operating and stock price performance of other companies that investors or stock analysts may deem comparable to us.

In addition to the foregoing factors, the trading prices for equity securities in the stock market in general, and of Internet-related companies in particular, have been subject to wide fluctuations that may be unrelated to the operating performance of the particular company affected by such fluctuations.  Consequently, broad market fluctuations may have an adverse effect on the trading price of our common stock, regardless of our results of operations.

There is a limited market for our common stock.  If a substantial and sustained market for our common stock does not develop, our stockholders’ ability to sell their shares may be materially and adversely affected.

Our common stock is tradable in the over-the-counter market and is quoted on the OTC Bulletin Board. Many institutional and other investors refuse to invest in stocks that are traded at levels below the Nasdaq Small Cap Market which could make our efforts to raise capital more difficult.  In addition, the firms that make a market for our common stock could discontinue that role.  OTC Bulletin Board stocks are often lightly traded or not traded at all on any given day.  We cannot predict whether a more active market for our common stock will develop in the future.  In the absence of an active trading market:

•

investors may have difficulty buying and selling or obtaining market quotations;

•

market visibility for our common stock may be limited; and

•

a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

Shares issuable upon the exercise of options, warrants and convertible debentures or under anti-dilution provisions in certain agreements could dilute stock holdings and adversely affect our stock price.

We have issued options and warrants to acquire common stock to our employees and certain other persons at various prices, some of which are, or may in the future have, exercise prices at or below the market price of our stock.  As of March 31, 2004, we have outstanding options and warrants to purchase a total of 17,028,135 shares of our common stock.  Of these options and warrants, 320,000 have exercise prices above the recent market price of $0.95 per share (as of March 31, 2004), and 16,708,135 have exercise prices at or below this recent market price.  If exercised, these options and warrants will cause immediate and possibly substantial dilution to our stockholders.

Our existing stock option plan has 1,087,698 shares remaining for issuance as of March 31, 2004.  Future options issued under the plan may have further dilutive effects.

The holders of our convertible debentures have the option of converting outstanding principal plus interest thereon into shares of our common stock at a ratio of one common share for every $0.50 of debt converted.  Any such conversion would have a dilutive effect on stockholders.

Issuance of shares pursuant to the exercise of options, warrants, anti-dilution provisions, or the conversion of debentures, could lead to subsequent sales of the shares in the public market, which could depress the market price of our stock by creating an excess in supply of shares for sale.  Issuance of these shares and sale of these shares in the public market could also impair our ability to raise capital by selling equity securities.

A large number of shares will be eligible for future sale and may depress our stock price.

As of March 31, 2004, we had outstanding 27,654,214 shares of common stock of which approximately 17,903,528 shares were “restricted securities” as that term is defined under Rule 144 promulgated under the Securities Act of 1933.  These restricted shares are eligible for sale under Rule 144 at various times.  We have entered into registration rights agreements requiring us to register the resale of approximately 21,171,249 shares of common stock, including shares of common stock issuable upon the exercise of warrants and the conversion of convertible debentures and including the shares of common stock covered by this prospectus.  No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time.  Nevertheless, the possibility that substantial amounts of our common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital through the sale of our equity securities.

We do not intend to pay dividends in the near future.

Our board of directors determines whether to pay dividends on our issued and outstanding shares.  The declaration of dividends will depend upon our future earnings, our capital requirements, our financial condition and other relevant factors.  Our board does not intend to declare any dividends on our shares for the foreseeable future.

Our common stock may be deemed to be a “penny stock.”  As a result, trading of our shares may be subject to special requirements that could impede our stockholders’ ability to resell their shares.

Our common stock is a “penny stock” as that term is defined in Rule 3a51-1 of the Securities and Exchange Commission because it is selling at a price below five dollars per share.  In the future, if we are unable to list our common stock on NASDAQ or a national securities exchange, or the per share sale price is not at least $5.00, our common stock may continue to be deemed to be a “penny stock”.  Penny stocks are stocks:

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with a price of less than five dollars per share;

•

that are not traded on a recognized national exchange;

•

whose prices are not quoted on the NASDAQ automated quotation system ; or

•

of issuers with net tangible assets less than



$2,000,000 if the issuer has been in continuous operation for at least three years; or

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$5,000,000 if in continuous operation for less than three years; or

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of issuers with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act, and Rule 15g-2 of the Securities and Exchange Commission, require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer:

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to obtain from the investor information concerning his or her financial situation, investment experience and investment objectives;

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to determine reasonably, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions;

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to provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and

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to receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.

Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them.

Our current and former executive officers, directors and major stockholders own a significant percentage of our voting stock. As a result, they exercise significant control over our business affairs and policy.

As of March 31, 2004, our current and former executive officers, directors and holders of 5% or more of our outstanding common stock together beneficially owned approximately 40% of the outstanding common stock if they exercised all of the warrants held by them.  These stockholders are able to significantly influence all matters requiring approval by stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control and may make some transactions more difficult or impossible to complete without the support of these stockholders.

Our restated articles of incorporation contain provisions that could discourage an acquisition or change of control of our company.

Our restated articles of incorporation authorize our board of directors to issue preferred stock without stockholder approval.  Provisions of our certificate of incorporation, such as the provision allowing our board of directors to issue preferred stock with rights more favorable than our common stock, could make it more difficult for a third party to acquire control of us, even if that change of control might benefit our stockholders.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds of the sale of shares of our common stock pursuant to this prospectus.  We will not receive any proceeds from the sale of shares by the selling stockholders.  We will, however, receive approximately $3,462,000 if all of the warrants issued to the selling stockholders are exercised for cash, and we intend to use any such proceeds for general corporate purposes.

PRICE RANGE OF COMMON STOCK

The principal U.S. market in which our common stock, all of which are of one class, $.001 par value per share, is traded is in the over-the-counter market.  Our stock is quoted on the OTC Bulletin Board under the symbol “VLDI”.

The following table sets forth the range of high and low bid quotes of our common stock per quarter for the past two fiscal years as reported by the OTC Bulletin Board.  These quotes reflect inter-dealer prices without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

	BID
Quarter Ending	High	Low
2002
March 31	$0.80	$0.48
June 30	0.53	0.33
September 30	0.46	0.15
December 31	0.28	0.07
2003
March 31	0.27	0.07
June 30	1.02	0.09
September 30	1.00	0.38
December 31	1.12	0.80
2004
March 31	1.47	0.85

On April 2, 2004, the closing price of our common stock was $0.98 per share.

There were approximately 174 holders of record of our common stock as of March 31, 2004, inclusive of those brokerage firms and/or clearing houses holding our securities for their clientele, with each such brokerage house and/or clearing house being considered as one holder.  The aggregate number of shares of common stock outstanding as of March 31, 2004 was 27,654,214 shares.

We have not paid or declared any dividends upon our common stock since inception and, by reason of our present financial status and our contemplated financial requirements, we do not contemplate or anticipate paying any dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General

In this section, we explain our consolidated financial condition and results of operations for the years ended December 31, 2003 and December 31, 2002 and our plan of operations for the twelve months ending March 31, 2005. As you read this section, you may find it helpful to refer to our consolidated financial statements included in this prospectus.

Until we acquired our former subsidiary, Graph-O-Logic, S.A. in August 1999, we had no material or substantive business operations.  Since then, our business has been as more fully described in “Business.”  Accordingly, in this section we focus solely on the historical business operations of the subsidiary and our current business plan and operations.

Plan of Operations

We are a development stage enterprise.  As such, our historical results of operations are unlikely to provide a meaningful understanding of the activities expected to take place during the period through March 31, 2005.  Two of our  products have reached the stage of being saleable during the first quarter of 2004.  Our major initiatives through March 31, 2005 are:

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furthering the development of our products;

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obtaining commercial sales of our products, and continuing our current marketing program; and

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developing and improving product agents to perform specialized functions common to many e-commerce sites.

For more information, please see “Business―Technology.”

Marketing Plans:  We started the marketing process in the second quarter of 2000, with our original focus being potential customers located in the United States and Western Europe.  The potential customers and our current marketing program are more fully described in “Business―Target Market.”  Marketing activities are multi-faceted.

Marketing leads are being developed by direct identification of potential customers, through trade shows and through personal contacts of management and marketing representatives.  We expect to spend $120,000 in attending and exhibiting at trade shows through March 31, 2005.  We anticipate that preparation of additional promotional literature, including technical evaluations of the products and testimonials from users of the products, and distribution of promotional literature at the trade shows and by direct mailings to the individuals identified as the decision makers and decision influencers will cost $730,000 during the twelve months ending March 31, 2005.

Sales representatives, who are compensated on a salary and commission basis, will continue to follow up these leads, with the objective of more fully explaining the products and their benefits to potential customers.  We estimate the cost of this initiative, including travel and sales support, to be $1,150,000 for the twelve months ending March 31, 2005.

Pilot projects to demonstrate the utility and benefits of the products to the customer are expected to be funded at a break-even level by customers.

In summary, the marketing program is expected to cost approximately $2,000,000 through March 31, 2005.

Developing and Improving Product Agents:  While we direct a considerable portion of our activities and budget to marketing, we will continue developing the core functions of the products and additional product agents and improving existing ones.  For more information please see “Business―Our Technology.”

We will improve and further develop our products based upon responses from potential customers.  The cost associated with this development is primarily a function of the activity currently planned and thus will be subject to a high degree of control.  We estimate that the cost of this continued research and development effort will be $1,350,000 through March 31, 2005.  In addition, we expect to spend $750,000 on general and administrative expenses through March 31, 2005.

Since entering the development stage, we have obtained financing from the exercise of our Series A warrants, which are now fully exercised, from the proceeds of loans, and from the issuance of convertible debentures.  Until such time as we generate sufficient revenues from the licensing of our software applications, we will continue to be dependent on raising substantial amounts of additional capital through any one of a combination of debt offerings or equity offerings, including but not limited to:

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debt instruments, including demand notes and convertible debentures similar to those discussed below in “―Liquidity and Capital Resources”;

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private placements of common stock;

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exercise of stock options at an exercise price of $0.33 per share;

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exercise of Series ‘B’ warrants at an exercise price of $3.00 per share;

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exercise of Series ‘E’ warrants at an exercise price of $0.33 per share;

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exercise of Series ‘F’ warrants at an exercise price of $0.50 per share;

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exercise of Series ‘G’ warrants at an exercise price of $0.75 per share;

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exercise of Series ‘H’ warrants at an exercise price of $0.50 per share;

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exercise of Series ‘I’ warrants at an exercise price of $0.90 per share; or

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funding from potential clientele or future industry partners.

During the fourth quarter of 2003, and the first quarter of 2004, we raised gross proceeds of $8,000,000 through the private placement of 6,666,666 common shares and 3,333,333 warrants for gross proceeds of $6,000,000, and from the issuance of $2,000,000 in 4% senior subordinated  convertible debentures and 1,400,000 warrants. We expect these resources to be adequate to fund our operations for the next two years.  However, there can be no assurance that any future financings can be obtained, should they be required.  In this regard, please see “Risk Factors―We may require additional capital to proceed with our long-term business plan.”

Selected Financial Data

The selected financial data set forth below with respect to our consolidated statements of operations for each of the two fiscal years in the period ended December 31, 2003 and with respect to the consolidated balance sheets as at December 31, 2003 and 2002, are derived from our audited consolidated financial statements included in this prospectus.  The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto.

	Year Ended December 31
	2003	2002
Operations Data
Selling, general and administrative	$ 1,752,725	$ 473,306
Research and development	997,822	405,597
Depreciation of property and equipment	4,333	281
Write-off of prepaid services	174,375	―
Other expenses, net	72,645	27,657
Net loss	$ 3,001,900	$ 906,841

	Year Ended December 31
	2003	2002
Cash Flows Data
Net cash from (used in) operations	(955,256)	$ (763,099)
Net cash from (used in) investing activities	(3,674)	(10,106)
Net cash from financing activities	1,348,703	929,151
Net increase in cash	$ 389,773	$ 155,946

Balance Sheet Data
Cash and cash equivalents	$ 546,423	$ 156,650
Total current assets	1,182,383	371,358
Property and equipment	9,166	9,825
Deferred financing costs	491,450	―
Deferred consulting services	1,393,873	―
Total assets	3,076,872	381,183
Total current liabilities	1,295,785	1,379,775
4% Senior Subordinated convertible debentures
(face value $600,000, see financial statements)	―	―
Stockholders’ equity (deficiency)	$ 1,781,087	$ (998,592)

Results of Operations

In this section, we discuss our earnings for the periods indicated and the factors affecting them that resulted in changes from one period to the other.

Through September 30, 2001, our principal operations were conducted in Switzerland.  Our expenses were incurred in Swiss francs.  Subsequent to September 30, 2001 our principal operations were conducted in Canada and Europe.  However the majority of our expenses were incurred in United States dollars.  Our financial statements have been conformed to US GAAP and are presented in US dollars. The rates of exchange between the Swiss franc and US dollar set out below were used to convert the various financial statement balances from Swiss francs to US dollars.  In the following tables we set forth:

•

the rates of exchange for the US dollar, expressed in Swiss francs (CH), in effect at the end of each of the periods indicated; and

•

the average of the exchange rates in effect during such periods.

	Year ending December 31
	2003	2002
Rate at end of Period	1.24CH	1.39CH
Average Rate During Period	1.35CH	1.56CH

The fiscal year ended December 31, 2003 compared to the fiscal year ended December 31, 2002

Revenue:  We generated no revenues during the year ended December 31, 2003, nor did we generate any revenues during the year ended December 31, 2002.  Since August 1999, we have directed all of our attention towards the completion and marketing of the software applications discussed above.  We believe that if we are successful in our development and marketing efforts, we will generate a source of revenue in the future from sales and/or licensing of our software applications.  During the first quarter of 2004, one of our products reached the stage of being saleable.

Selling, general and administrative expenses:  Selling, general and administrative expenses consist primarily of personnel costs, professional fees, communications expenses, occupancy costs and other miscellaneous costs associated with supporting our research and development and sales and marketing activities.  During the year ended December 31, 2003 we incurred $1,752,725, as compared to $473,306 during the year ended December 31, 2002.  This increase of $1,279,419 (270%) is primarily a result of:  (i) a total of $950,645 in non-cash consulting fees being recognized on the issuance of options, warrants and capital stock during the year ended December 31, 2003, as detailed in Note 6 to the financial statements, compared with $71,775 in non-cash consulting fees recognized during the year ended December 31, 2002, and (ii) our increased efforts in the marketing of our products.  Our current marketing program commenced during the third quarter of 2002, with the objective of increasing the number of beta sites and positioning ourselves within the marketplace, in order to obtain future commercial sales of our products.

Research and development expenses:  Research and development expenses consist primarily of personnel costs and consulting expenses directly associated with the development of our software applications.  During the year ended December 31, 2003, we spent $997,822, an increase of $592,225 (146%) from the $405,597 spent in developing our technology, and implementing it into products during 2002.  This increase was primarily the result of non-cash consulting fees in the amount of $335,816 being recognized on the issuance of warrants and stock options during the year ended December 31, 2003.  There were no similar non-cash expenses recognized during the year ended December 31, 2002.  We also retained additional senior level personnel for our development team commencing during the third quarter of 2002, which resulted in higher costs for the year ended December 31, 2003 as compared with the year ended December 31, 2002.

Amortization:  Amortization expense was $4,333 during the year ended December 31, 2003, an increase of $4,052 (1,442%), over the $281 charged to expense during the year ended December 31, 2002.    The use of computer equipment is provided under arrangements with our contractors.  The use of office furniture and equipment is provided under the terms of our arrangements for leased premises as described above.

Net Loss:  We incurred a loss of $3,001,900 ($0.16 per share) for the year ended December 31, 2003, compared to a loss of $906,841 ($0.06 per share) for the year ended December 31, 2002.    Our revenues and future profitability and future rate of growth are substantially dependent on our ability to:

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identify clients willing to install beta sites for our products;

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operate successfully these beta sites, integrating our technology into their operations;

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modify the software applications based on the results of the beta site results;

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license the software applications to a sufficient number of clients;

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modify the successful software applications, over time, to provide enhanced benefits to existing users; and

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successfully develop related software applications.

Liquidity and Capital Resources

At December 31, 2003, we had negative working capital of $113,402, compared to negative working capital of $1,008,417 at December 31, 2002. This significant increase in working capital occurred primarily as a result of the conversion of  $1,364,151 in promissory notes payable plus $93,413 in accrued interest thereon, into common shares, as well as the issuance of $600,000 in 4% senior subordinated convertible debentures.  We had $546,423 of cash and cash equivalents on hand at December 31, 2003 compared to $156,650 at December 31, 2002.

During the first quarter of 2004, we raised an additional $1,400,000 from the issuance of 4% convertible debentures and 980,000 warrants, and $6,000,000 from the private placement of 6,666,666 common shares and 3,333,333 warrants.

Net Cash Flow from Operations:  During the year ended December 31, 2003, we used $955,256 in operations, compared to using $763,099 during the year ended December 31, 2002.  The use of cash in operations during the year ended December 31, 2003 resulted primarily from a net loss of $3,001,900, which was partially offset by depreciation of $4,333, non-cash consulting fees of $1,286,461, non-cash  interest of $59,824, non-cash write-off of prepaid services of $174,375, and by a net change in non-cash operating working capital of $521,651.   During the year ended December 31, 2002, the use of cash in operations resulted from a net loss of $906,841, plus a $26,212 currency translation adjustment on liquidation of the investment in our foreign subsidiary, and partially offset by depreciation of $281, non-cash consulting fees of $71,775, non-cash interest of $48,185, and by a net change in non-cash operating working capital of $49,713.

Net Cash Used in Investing Activities:  During the year ended December 31, 2003, we invested $3,674 in property and equipment, compared to $10,106 invested during the year ended December 31, 2002.

Net Cash From Financing Activities:  During the year ended December 31, 2003, we raised $803,203 from the issuance of promissory notes, and $545,500 in proceeds net of cash-based issuance costs paid on or before December 31, 2003, of $54,500, from the issuance of 4% senior subordinated convertible debentures.  During the year ended December 31, 2002, we raised $929,151 from the issuance of promissory notes. For information concerning our capital requirements see “Plan of Operations” above.

During the first quarter of 2004, we raised an additional $1,400,000 from the issuance of 4% convertible debentures and 980,000 warrants, and $6,000,000 from the private placement of 6,666,666 common shares and 3,333,333 warrants.

BUSINESS

Summary

Validian Corporation is a provider of communication security technologies for networked environments. We have developed technology to secure exchanges of data and files between mutually authenticated applications over the Internet. This easy-to-use infrastructure facilitates deployment and use of distributed applications and distributed networks and enables organizations to rapidly develop and deploy secure, collaborative, distributed applications for sharing data over public or private networks.

We have operations in the U.S., Canada and Switzerland. Products based on our technology:

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facilitate secure, reliable data communications between any two applications through the Internet or any private networks;

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allow customers to develop distributed applications that run on different platforms; and

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allow individuals and mobile workers to communicate securely with each other, and to exchange files in a secure manner.

Our technology enables corporations, institutions and individuals to develop secure interactive, distributed applications (such as e-commerce) running either through wired or wireless networks, with an ease of deployment and management of the communications.

Our Technology

Our technology is based upon our intellectual property and was used to develop our products.

Our intellectual property includes an addressing scheme, an authentication process and a key exchange process for all parties to a communication, thus offering a strong trust model for secure exchanges. It also includes an encryption function using standard algorithms that encrypts data from within an originating application and decrypts the data within the receiving application.

Our technology provides benefits, by enabling users:

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to integrate security and transport in all communication and document exchanges through an integrated approach; and

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to develop and use existing interactive, distributed applications (like e-commerce, e-banking, e-health and e-loyalty) where it implements what we believe is a strong security model.

Based on this technology, we have developed the products described below.

Target Market

Our business strategy is to license our technology either directly or through distribution channels to medium to large organizations that develop, market, sell, distribute or use software products where interaction with a distributed customer, employee and/or partner base is essential.  This includes:

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corporate IT departments that serve their corporation with a variety of applications and implementation environments, according to the needs of the various internal departments. This implies writing applications for more than one platform or to migrate, at one point in time, from one platform to another while ensuring the security of communication between applications and over distributed networks; and

•

•

independent software vendors and developers serving a relatively large group of customers, on a regional or national basis and who must respond to a variety of conditions and platforms, as imposed by their customers in specific industrial sectors and secure the exchanges between their customers’ partners, suppliers and other participants.

Potential customer industrial sectors include, among others:

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manufacturers in supply management chains;

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electronic health care providers and suppliers;

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financial institutions and insurance companies; and

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software distribution services.

Marketing Strategy and Distribution Channels

We have initiated a marketing program in North America and Europe to bring our products to the marketplace. This program has two components: direct and channel sales.

Direct Sales

The direct sales approach entails making high-level contacts within the organizations of target customers to present the benefits and competitive advantages of our products.  Leads to such presentations are generated through existing contacts of management and sales representatives, and through attendance at and participation in specialized e-commerce and computer security trade shows.

Channel Sales

In order to penetrate the market for our products, we are attempting to partner with, value-added resellers (“VARs”), independent marketing representatives (“IMRs”), system integrators (“SIs”), independent software vendors (“ISVs”) and application service providers (“ASPs”).  Potential partners are being identified based upon their ability to penetrate specific markets more easily than we can. We believe major customers also will act as VARs in their sector.

Sales representatives and sales agents are promoting our products within these two channels.  The representatives are responding to queries and expressions of interest from those interested in becoming early adopters of our working models.  These early customers and distributors may have an impact on the product development schedule, as we will develop interfaces with users’ existing systems in response to their feedback and individual requirements.

Currently, we have agreements with VARs in the U.S., in Canada and in Mexico. Agreements with IMRs have been implemented in the U.S. and in Canada. Agreements with SIs are being pursued currently.

Marketing Analysis

We have retained industry specialists in the electronic health care and in the supply chain management sectors. Their mandate is to identify specific areas and a limited number of corporations where our products would facilitate secure communication and the implementation of a strong security infrastructure with ease of deployment and management.

We have also retained a specialist to prepare a technical analysis of our approach, which we will distribute to system architects and engineers to help them understand the benefits that customers can derive from implementing our technology into their new or existing systems.

With the assistance of a system integrator, we have developed a sample code to help train other SIs in the use of our technology. This sample code is a part of our internal technical training program for our customers.

To support our sales force and these specialists, we have developed technical literature on the following topics:

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security;

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features and benefits;

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integration into current systems;

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openness of the architecture;

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future developments; and

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implementation procedures.

Estimated Sales Cycles

We expect that individual sales cycles will be from four to eight months in duration.  The territory where most potential clients reside is expected to be in North America, Europe and Asia Pacific.  We retained two sales representatives in the third quarter of 2002, and two sales agents in the fourth quarter of 2002.  We began market research in the United States and Western Europe in the second quarter of 2000 and have continued in these and other potential markets since that time.

Marketing Expenses

The main expense factors for our marketing campaign are for:

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personnel, both internal and outside specialists;

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buying or renting lists of potential customers for direct marketing campaigns;

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direct marketing to potential customers;

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banner advertising on vertical industry websites;

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participation in trade shows;

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travel and living expenses;

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web site development and maintenance; and

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literature preparation and distribution.

For more information, please see “Management’s Discussion and Analysis or Plan of Operation―Plan of Operations.”

Our Products

Currently, we are offering three main products on a commercial basis.

Our Application Security Infrastructure (“ASI”)

Our ASI is a comprehensive integrated infrastructure for securing data transport between distributed applications and Web services. ASI is specifically designed for distributed applications and distributed networks. It automatically manages all critical security functions for any application, including authentication, encryption, key generation, key distribution, addressing and data transport. ASI guarantees the delivery of the messages and files to, and only to, the target destination, and data never travels “in the clear” at any time between applications.

ASI has been in use for approximately two years on a continuous basis by a growing number of users (currently several hundred) to support our SIM product operation.

Our Secure Instant Messenger  (“SIM”)

We offer an enterprise-class Secure Instant Messenger (“SIM”) that provides what we believe is a strong level of security for real-time communication and file exchange between authenticated parties.  SIM creates “gated communities” of trusted users.  It offers real-time tools for collaboration between individuals and groups, including synchronous and a-synchronous collaboration and enterprise-wide presence.  SIM performs encryption of both messages and attachments within its own operation, so that data never travels in the clear at any point in time. Within a SIM exchange, all participants are authenticated and messages and large files of most types, including video and audio files, can be transferred encrypted.  We believe that SIM is currently the only secure instant messenger to operate on USB flash memory devices: the Validian “Flash CommunicatorTM”. SIM operates over Validian’s Application Security Infrastructure (ASI) and benefits from all the security features of ASI.  SIM has been in use for approximately two years on a continuous basis by a growing number of users (currently several hundred) in commercial and testing environments.

Our Software Development Kit (“SDK”)

We provide a SDK, for rapidly and simply securing data transport between applications through ASI. The SDK includes a complete, integrated and built-in set of control, transport and security features, which are automatically inherited by any applications linked to ASI through the SDK.  Application developers who use the Validian SDK do not have to learn and master any of the various transport and security products or mechanisms to implement security on their applications.  They do not have to worry about the low-level IP addresses or ports nor concern themselves with implementing complex security features, as the SDK performs these functions automatically.  This provides the application with a complete communication security chain, as the ASI protection initiates from within the originating application and transports data to within the destination application.  The SDK is offered free of charge to qualified developers and system integrators.

Competition

Competitors for the ASI market are different from competitors for the SIM market.

ASI Competition

Our ASI product competes primarily with the products described below.

VPN

Virtual Private Networks (“VPN”) is a technology that ensures a secure communication link between two devices linked to the Internet or any communication network. This type of network security ensures that between those two hardware devices, the data cannot be intercepted and tampered with.

The main supplier of VPN is Check Point Software Technologies Ltd., but a number of suppliers are also offering competing products. As compared with ASI, VPNs protect data between hardware devices, whereas ASI protects data between applications.

PKI

Public Key Infrastructure (“PKI”) is a sophisticated method of authenticating communicating parties by providing each party with a set of two uniquely linked keys, one private key that is kept by the party and one public key that is published for every one to see. When communicating, messages are encrypted with the private key of the sender and decrypted by the receiver using the public key of the sender. Since both keys are mathematically linked, the receiver is assured that the message is coming from that sender and nobody else.

This exchange mechanism has been extended to protect more applications but we believe that its implementation on a large scale for distributed environments proves difficult and costly.  Main suppliers of PKI include Entrust, Baltimore Technology and Verisign.

SSL

Secure Socket Layer (“SSL”) is a browser level protection offered by Netscape and Microsoft and incorporated in most browsers. SSL establishes a secure connection from a server to a browser requesting access to an application on this server. SSL is a standard widely used across a large number of platforms and systems. However, it relies on a rather weak trust model, since the browser is not authenticated by the server. This brings a risk of impersonation. Protecting the application from that risk requires the implementation of a PKI to authenticate the participants.

SIM Competition

Our SIM competes primarily with the following products.

Free IM

The major suppliers of individual-class, free and unsecure IM systems are Yahoo!, Microsoft and AOL.

Enterprise-class Secure IM

The enterprise-class secure IM industry is in its infancy. Some suppliers offer products but the installed base is still limited. Suppliers include WireRed, Jabber, Bantu, Sigaba, FaceTime and IBM. AOL, Yahoo and Microsoft also have announced  products which are in different states of development.  We believe that we have significant technical competitive advantages over those suppliers and we are positioning to take a portion of this market.

Research and Development

We spent the following amounts during the periods mentioned on research and development activities:

Year ended December 31,
2003	2002
$997,822	$405,597

For more information, see: “Management’s Discussion and Analysis or Plan of Operation―Plan of Operations.”

Intellectual Property Protection

We rely on common law and statutory protection of trade secrets and confidentiality agreements. We claim copyright in specific software products and various elements of our core technology. We have registered trademarks in North America and in Europe to cover the Flash Communicator product and the generic term of “FlashWare,” as well as some graphic identification and the Validian name itself.

Our intellectual property includes an addressing scheme, an authentication process and a key exchange process for all parties to a communication, thus offering a strong trust model for secure exchanges. It also includes an encryption function using standard algorithms that encrypts data from within an originating application and decrypts within the receiving application.

We believe, but we cannot assure, that our technology and its implementation may be patentable.  We are preparing a patent application covering certain aspects of our products.  The initial patent applications will cover the U.S. and Canada and be expanded to other countries as and when we penetrate new markets.  We have defined migration paths for the various products and developed schedules for that migration.  This defines the requirement for additional patent, trademarks and copyright protection, which we plan to apply for as required in order to prevent unauthorized use of our technology.

We cannot assure that we will be able to obtain or to maintain the foregoing intellectual property protection.  We also cannot assure that our technology does not infringe upon the intellectual property rights of others.  In the event that we are unable to obtain the foregoing protection or our technology infringes intellectual property rights of others, our business and results of operations could be materially and adversely affected.  For more information please see “Risk Factors―We may not be able to protect and enforce our intellectual property rights, which could result in the loss of our rights, loss of business or increased costs.”

Employees

As of December 31, 2003, we had 22 full-time contractual personnel, including one executive officer, three sales and marketing staff, 16 software architects, engineers and programmers, and two in administration.  Five are located in Ottawa, Canada, one is located in Philadelphia, and 16 are located in Europe.  In addition, we regularly engage technical consultants and independent contractors to provide specific advice or to perform certain marketing or technical tasks.

Our Corporate History

We were incorporated in Nevada on April 12, 1989 as CCC Funding Corp. to seek out one or more potential business ventures.  On January 28, 2003, we changed our name from Sochrys.com Inc. to Validian Corporation.

Properties

Our principal executive office is located at 30 Metcalfe St., Suite 620, Ottawa, Canada, K1P 5L4. The telephone number is 613-230-7211.  Our United States office is located at 4651 Roswell Road, Suite B-106, Atlanta, Georgia 30342.  The telephone number is (404) 256-1963.

Our Ottawa office is leased from a non-affiliated party per oral arrangement on a month-by-month basis. The lease provides shared access to and use of 2,500 square feet. Our Atlanta office is leased from a non-affiliated party per oral arrangement on a month-by-month basis.  The lease provides shared access to and use of 1,000 square feet.

Legal Proceedings

We are not presently a party to any material litigation.

MANAGEMENT

The following table sets forth certain information concerning our directors and executive officers:

Name

Age

Position

Dr. André Maisonneuve

62

Director, Chairman, President and

Chief Executive Officer

André Maisonneuve has been a Director, Chairman, President, and Chief Executive Officer since January 2002, and in addition to these positions was Chief Financial Officer and Secretary from January 2002 until February 2004.  Prior to this, he was Director, Executive Vice President and Secretary from July 2001 until January 2002. He oversees key management and strategic decisions as well as marketing and sales activities, and interacts with major customers and suppliers to define the marketing and development strategies, focusing on customers’ requirements. He has over 30 years of experience in launching and managing information technology companies, both private and public. Prior to co-founding our company in 1999, from 1998 to 1999, he was Executive Vice President with Chataqua Inc., a computer based learning company. From 1995 to 1998, he was Director General of CESAM, a multi media industry consortium. From 1990 to 1995, he was Chairman of ADGA Inc., a software developer for computer based learning. From 1987 to 1990, he was Chief Executive Officer of Telemus Electronics, a defense-electronics company selling core technology and products to the U.S. Navy and large defense contractors such as Lockheed Martin, Teledyne Technologies and Ericsson. From 1985 to 1987, he was an Executive Vice President at ACDS, where he was instrumental in implementing an international distribution network for a publicly held spatial-database company, where customers included EDS, Atlanta Gas and IBM. From 1970 to 1985, he founded and managed CEGIR, an international information-technology and management-consulting company with customers in 14 countries and links with the major international development banks.  He has a Ph.D. in Engineering and is a graduate of Harvard Graduate Business School.

Name

Age

Position

Bruce I. Benn

50

Director,  Executive Vice President and Secretary

Bruce Benn joined our company in 1999 and has been a Director, Executive Vice President and Secretary since February 2004.  He oversees all aspects of corporate finance and has been principally responsible for arranging the $16 million of capital for the Company from 1999 to date. Since 1989, he is the President, Director and co-founder of Capital House Corporation, a boutique investment bank that has provided and/or arranged early and mid stage venture capital and hands-on managerial assistance to a portfolio of technology software companies. Mr. Benn was also a founder, Director and Officer of DevX Energy, Inc. from 1995 until it was sold to Comstock Resources Inc. in 2001 for over $120 million. From 1980 to 1993, he was with Corporation House Ltd., where he was a Vice President and a Director from 1985 to 1993. He is an attorney and holds a Masters of Law degree from the University of London, England, a Baccalaureate of Laws from the University of Ottawa, Canada, and a Bachelor of Arts in Economics from Carleton University in Ottawa, Canada.

Name

Age

Position

Ronald I. Benn

49

Director, Chief Financial Officer and Treasurer

Ron Benn was appointed a Director, Chief Financial Officer and Treasurer in February 2004. He is a co-founder, Officer and Director of Capital House Corporation since 1989.  He was recently Chief Financial Officer of Coast Software, a position he held since September 2000 and where he was directly involved in raising more than $7 million in capital. Since 1995, he also has been a Director of Telemus Electronics.  From 1995 until 2000 he was Chief Financial Officer of DevX Energy, Inc., a former publicly traded company on the NASDAQ exchange. He has 21 years’ experience in senior finance positions, having begun his career in 1980 with Clarkson Gordon (now Ernst & Young) in the audit department. He holds a Chartered Accountant designation with the Institute of Chartered Accountants of Ontario (1982), and bachelor of commerce and bachelor of science degrees. Ron Benn is the brother of Bruce Benn.

Name

Age

Position

Henrik Olsen

41

Chief Technology Officer

Henrik Olsen is our Chief Technology Officer and the main architect of our technology and intellectual property. He has 15 years experience in project management and system design in the IT industry.  He has designed and implemented many sophisticated applications, including a private trading platform for the Japanese warrant market and a dynamic charting and statistics supply chain management system.  He managed the Swiss nodes of data network for Telecom Italia and implemented a number of LAN/WAN networks for large customers.  He has a B.Sc. from the University of Geneva.

Name

Age

Position

Steve Brown

45

Vice President, Sales

Steve Brown is our Vice President of Sales, overseeing the sales team and the development and operation of channel sales, and direct sales for reference accounts.  He has over 20 years sales and sales management experience with Xerox, Canon, Sterling Software, and JetForm Corporation (acquired by Adobe Software).  His experience includes Director and V.P. Sales roles for a North American security infrastructure software developer, KyberPass Corporation, where he was responsible for the design, execution and management of the sales model for Fortune 100 companies, Government, OEM/ASPs and Tier 1 Systems Integrators.  He has a B.Comm. (Honours) from Queens University.

Name

Age

Position

Tom Weishaar

54

Vice President, Business Development

Tom Weishaar is our Vice President, Business Development and brings more than 20 years of strategic sales and business development experience.  He is responsible for creating strategic partnerships and developing the European market.  As Vice President of Strategic Business Development at KyberPass Corporation, he helped position the company to compete against global market leaders, cultivated key strategic business partnerships and pioneered the company’s European expansion.  He co-founded Trekware Corporation, a mobile computing software/hardware company that sold more than 80,000 licenses of the first vector based mapping application for the Palm platform.  He negotiated a major OEM deal with a division of Sony to license the product and invented the first full sized folding keyboard for the Palm Pilot.  As Director of Global Business Development at Jetform Corporation (acquired by Adobe Software), he negotiated multiple million-dollar OEM agreements with companies such as IBM, Fujitsu/ICL and Sun Microsystems, Egghead Software and Metriplex Corporation.

Each of our directors and officers serves a term of one year or until his successor is appointed.

EXECUTIVE COMPENSATION

The following table shows all the cash compensation paid or to be paid by us or our subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated, to our chief executive officer and one additional executive officer whose total annual salary and bonus exceeded $100,000 in all capacities in which the person served.

Summary Compensation Table

Long Term Compensation
	Annual Compensation				Awards		Payouts
(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award ($)	Securities Underlying Options/ SARs ($)	LTIP Payouts ($)	All Other Compensation ($)
Maisonneuve, André Director, Chairman, President and Chief Executive Officer *	2003 2002 2001	79,500 70,375 45,000	0 0	0 0	0 0	230,578 0	0 0	0 0
Weishaar, Tom Vice President - Business Development**	2003 2002	110,000 25,000	0 0	0 0	0 0	153,383 0	0 0	0 0

*

Became Director, Executive Vice President and Secretary in July 2001.  In addition, Mr. Maisonneuve served as Chairman, President, Chief Executive Officer, and Chief Financial Officer from January 2002 to February 2004.

**

Commenced in October 2002.

The following table sets forth information with respect to those executive officers listed above, concerning the grants of options and Stock Appreciation Rights (“SAR”) during the past fiscal year:

Option/SAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/SARs Granted (#) (1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Maisonneuve, André	1,005,000	26%	$0.33	May 7, 2008
Weishaar, Tom	1,005,000	26%	$0.33	May 7, 2008

(1)  All options are exercisable immediately.

The following table sets forth information with respect to those executive officers listed above, concerning exercise of options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exerciseable/Unexercisable	Value of Unexercised In-The-Money Options/SARs at FY-End ($) (1) Exercisable/Unexercisable
Maisonneuve, André	0	0	1,005,000/0	$623,100/0
Weishaar, Tom	0	0	1,005,000/0	$623,100/0

(1)  Calculated based on $0.95 per share of common stock, the closing bid price of our common stock on December 31, 2003.

Directors are not compensated for acting in their capacity as directors.  Directors are reimbursed for their accountable expenses incurred in attending meetings and conducting their duties.

There is no employment agreement between us and our executive officers.  See “Risk Factors―The loss of any of our key personnel would likely have an adverse effect on our business.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Henrik Olsen became an officer of the Company in February 2004.  Henrik Olsen has a beneficial interest in Echo Technologies S.A., which is a contractual developer of the Company for the purpose of paying wages and of holding warrants for personnel in Europe.

During the year ended December 31, 2003, there were no related party transactions. During the year ended December 31, 2002, there were no related party transactions.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of March 31, 2004, with respect to any person known by us to own beneficially more than 5% of our common stock, common stock beneficially owned by each of our officers named in “Executive Compensation,” and each of our directors, and the amount of common stock beneficially owned by our officers and directors as a group.

Approximate Percent

          Name & Address of

  Number of Shares

  of Common Stock

            Beneficial Owner

Beneficially Owned

Outstanding  (1)

Bruce Benn* (2) (7) (8)

3,050,000

10.9%

Waycross Corp.  (3)

3,400,000

12.1%

29 Rue des Deux Communes

1226 Thonex-Geneva

Switzerland

Valdosta Corp. (2)

3,400,000

12.1%

P.O. Box 30592

Cayside, 2nd Floor, Harbour Drive

Georgetown, Grand Cayman

Cayman Islands, BWI

Echo Technologies S.A. (4)

2,183,788

7.5%

Rte. de St. Cergue

297-1260 Nyon-Switzerland

Henrik Olsen*(4)

2,183,788

7.5%

André Maisonneuve* (5)

1,635,000

5.6%

Tom Weishaar* (6)

1,005,000

3.5%

Ron Benn* (7)

         550,000

          2.0%

All Executive Officers and Directors

As a Group

9,511,090 (8)

28.3%

* Executive Officer and/or a Director.

(1)

Based upon 27,654,214 shares of common stock issued and outstanding as of March 31, 2004 and includes for each person the shares issuable upon exercise of the options and warrants owned by them.

(2)

Valdosta Corp. is a portfolio management corporation incorporated under the laws of the Cayman Islands. Bruce Benn has a beneficial interest in 2,650,000 of the shares owned of record by Valdosta Corporation. Accordingly, 2,650,000 shares of the 3,400,000 shares owned of record by Valdosta Corporation have been included as beneficially owned by him.

(3)

Waycross Corp. is a portfolio management corporation incorporated under the laws of the Cayman Islands.

(4)

Echo Technologies S.A. is a technology company incorporated under the laws of Switzerland. Includes 548,788 shares of common stock and 1,635,000 shares of common stock issuable upon exercise of warrants owned by Echo Technologies S.A. Henrik Olsen has a beneficial interest in a portion of the shares of Echo Technologies S.A. Accordingly, the 548,788 shares and 1,635,000 warrants owned of record by Echo technologies S.A. have been included as beneficially owned by him.

(5)

Includes 1,525,000 shares of common stock issuable to André Maisonneuve upon exercise of the options and warrants owned by him.

(6)

Includes 1,005,000 shares of common stock issuable to Tom Weishaar upon exercise of the options owned by him.

(7)

Capital House Corporation is incorporated under the laws of Canada. Includes 400,000 shares of common stock issuable to Capital House Corporation upon exercise of the warrants owned by it. Bruce Benn and Ron Benn each has a beneficial interest in the shares of Capital House Corporation, and in 100,000 warrants owned of record by Capital House Corporation. Accordingly 100,000 warrants owned of record by Capital House Corporation have been included as beneficially owned by each of them.  Bruce Benn and Ron Benn are brothers.

(8)

Includes (a) 2,650,000 shares owned of record by Valdosta Corporation, (b) 100,000 shares of common stock issuable pursuant to warrants held of record by Capital House Corporation, and (c) 300,000 shares issuable upon exercise of warrants held directly by Bruce Benn.  See footnotes (2) and (7).

DESCRIPTION OF SECURITIES

General

The following discussion summarizes our capital stock and describes certain provisions of our restated articles of incorporation and bylaws.  The information in this section is a summary only and is qualified by reference to our restated articles of incorporation and our bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.  Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share.  As of March 31, 2004, we have 27,654,214 shares of common stock issued and outstanding.  No shares of our preferred stock are currently outstanding.

Common Stock

Holders of our common stock are entitled to dividends, if any, as our board of directors may declare from time to time from legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future.  Except as otherwise required by law, the holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders.  Our bylaws require that a majority of our issued and outstanding shares need be represented, in person or by proxy, to constitute a quorum and to transact business at a stockholders’ meeting.

Our restated articles of incorporation deny cumulative voting rights in connection with the election of directors.  Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present.  Our restated articles of incorporation deny preemptive rights to all holders of common stock to subscribe for, purchase or acquire additional shares of capital stock issued in the future.

Upon our voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights, if any, on shares of preferred stock that we may issue in the future.  All of the outstanding shares of common stock are fully paid and non-assessable.

Common Stock Purchase Warrants

There are currently outstanding warrants to purchase an aggregate of 13,115,833 shares of common stock at exercise prices ranging from $0.33 to $3.00 per share.  We issued these warrants in connection with previous equity private placements and also in consideration for services rendered.

Common Stock Options and Convertible Debentures

There are currently outstanding options to purchase an aggregate of 3,912,302 shares of common stock, at an exercise price of $0.33 per share.  We issued these options to non-employees in exchange for services rendered.  In addition, we may issue up to an additional 1,087,698 options under our Incentive Equity Plan.

Also, there are currently outstanding $2,000,000 in 4% senior subordinated convertible debentures which are convertible at a ratio of one share of common stock for each $0.50 of debt converted.

Preferred Stock

Under our restated articles of incorporation, we may issue up to 5,000,000 shares of preferred stock.  No shares of our preferred stock are currently outstanding.  Under our restated articles of incorporation, our board of directors, without further action by our stockholders, is authorized to issue shares of preferred stock in one or more series.  The board of directors may designate the preferred shares as to series, preferences, limitations and other provisions as the board of directors may designate from time to time.  The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock.

Anti-Takeover Provisions of our Restated Articles of Incorporation, Bylaws and Nevada Law

Provisions with Anti-Takeover Implications

A number of provisions of our restated articles of incorporation and bylaws concern how we are governed and your rights as stockholders.  Under our restated articles of incorporation, our board of directors may issue preferred stock and set the voting rights, conversion rights, preferences, and other terms of the preferred stock.  These provisions and certain provisions of Nevada law could be deemed to discourage takeover attempts not first approved by our board of directors, including takeovers which may be considered by some stockholders to be in their best interests.  Any discouraging effect upon takeover attempts could potentially depress the market price of our common stock or cause temporary fluctuations in the market price of the common stock that otherwise could result from actual or rumored takeover attempts.  These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to our stockholders.  These provisions could also discourage or make more difficult a merger, tender offer,  proxy contest or other takeover attempt, even if they could be favorable to the interests of our stockholders, and could potentially depress the market price of our common stock.

Special Meetings of Stockholders

Our bylaws provide that special meetings of our stockholders may be called by our president, by a majority of our board of directors or upon the written request of the holders of a majority of the then outstanding common stock entitled to vote at the meeting.

Stockholder Action by Written Consent

Our bylaws provide that whenever a vote of our stockholders is required or permitted to be taken to authorize or approve any action, other than the election of directors, such action may be taken without a stockholders’ meeting if approved by written consent of the holders of at least a majority of the voting power of the stockholders, except where a greater proportion of voting power is required, in which case such greater proportion of written consents by the stockholders will be required.  Our bylaws also provide that the bylaw provision allowing stockholder action by written consent will not supersede any specific provision relating to action by written consent of stockholders under Nevada law.  Nevada law provides that, unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent approving the action is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for the approval of an action at a stockholders’ meeting, then that proportion of written consents is required.

Amendments to Bylaws

Our restated articles of incorporation and bylaws provide that our bylaws may be altered, amended or repealed by our board of directors or by the affirmative vote of the holders of a majority of our capital stock entitled to vote at any meeting of stockholders.

Nevada Law

Nevada’s statutes governing business combinations with interested stockholders and acquisitions of control shares may prohibit or delay mergers or other takeover or change in control attempts.  This could discourage attempts to acquire us.

The statutes governing business combinations with interested stockholders prohibit an applicable Nevada corporation from entering into specified business combinations with an interested stockholder and its affiliates and associates for a period of three years after the date of the transaction in which the person became an interested stockholder.  Business combinations may be completed prior to the expiration of the three-year period only if the business combination was approved prior to the time the interested stockholder attained such status, or if the interested stockholder attained such status with the approval of the board of directors.  Under Nevada law, a business combination encompasses a wide variety of transactions with or caused by an interested stockholder or its affiliates or associates, including mergers, asset sales, and other transactions in which an interested stockholder receives or could receive a financial benefit.  An interested stockholder means the beneficial owner of 10% or more of the voting shares of a corporation or one of its affiliates or associates.  The Nevada statutes governing business combinations with interested stockholders may have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

Nevada’s statutes governing acquisitions of control shares prohibit a stockholder, under certain circumstances, from voting shares of a corporation’s stock after crossing certain threshold ownership percentages, unless the stockholder obtains the approval of the target corporation’s disinterested stockholders.  Once a stockholder crosses one of these thresholds, those shares acquired within 90 days become control shares and are deprived of the right to vote until disinterested stockholders restore the right.  If the voting rights are restored and the stockholder has a majority or more of all voting power, any stockholder who did not vote in favor of authorizing voting rights is entitled to demand fair value for its shares.  These statutes apply only to Nevada corporations doing business in the state and that have at least 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada.

Limitation of Liability and Indemnification of Officers and Directors

Our restated articles of incorporation provide that our directors and officers will not be personally liable to our company or our stockholders for damages arising out of a breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Nevada law.  As a result, neither we nor our stockholders, personally or through stockholder derivative suits on our behalf, have the right to recover damages against a director or officer for breach of fiduciary duty, except in the situations described above.

Our bylaws provide that we must indemnify any person who was, is or is threatened to be made a party to any action, suit or proceeding, including derivative suits on our behalf, by reason of the fact that the person acted as one of our directors, officers, employees or agents, against all expenses, judgments, fines and amounts paid in settlement by the person in connection with the action if the person acted in good faith and in a matter the person reasonably believed to be in, or not opposed to, our best interests, or in any criminal action if the person had no reasonable cause to believe his or her conduct was unlawful.  We are generally not required to indemnify our directors, officers, employees or agents if the person is found to be guilty of gross negligence or willful misconduct.  Our bylaws provide that we may purchase and maintain insurance on any of our directors, officers, agents and employees or anyone serving at our request.

Insofar as indemnification for the liabilities arising under Securities Act of 1933 may be permitted to our directors, officers or persons controlling our company pursuant to the provisions described above, we have been informed that in the opinion of SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Transfer Agent

The transfer agent and registrar for our common stock is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, Utah 84117, and its telephone number is (801) 272-9294.

SELLING STOCKHOLDERS

General

This prospectus covers offers and sales from time to time by each selling stockholder of the common stock owned by such person.  Each selling stockholder acquired their shares pursuant to a private placement of equity by us.  Each of the selling stockholders currently holds or has the right to acquire one or both of the following:  (i) shares of common stock and (ii) shares of common stock issuable upon the exercise of warrants.  Pursuant to Rule 416 of the Securities Act, the selling stockholders may also offer and sell shares of common stock issued as a result of, among other events, stock splits, stock dividends and similar events.  We have prepared and filed the registration statement of which this prospectus is a part pursuant to the terms of a Registration Rights Agreements dated March 8, 2004 among us and the purchasers named therein.

On March 9, 2004, we completed the private placement of an aggregate of 6,666,666 of shares of our common stock and warrants to purchase common stock to 20 accredited investors.  The aggregate purchase price was $6,000,000 cash.  The transaction was completed pursuant to a Securities Purchase Agreement dated March 8, 2004 by and among us and the purchasers named therein.

The warrants issued to the purchasers are exercisable for an aggregate of 3,333,333 shares of our common stock at an exercise of $0.90 per share.  The warrants are exercisable for a period of 5 years from issuance.  The warrants contain customary anti-dilution protections; provided that other than for exempt issuances, as described below, the exercise price and the number of shares of common stock issuable upon exercise of the warrants will be adjusted in the event of any subsequent issuance of our common stock or rights, options, warrants or other securities bearing a right to acquire our common stock at a price less than the then-applicable exercise price of the warrants.

Pursuant to the Securities Purchase Agreement and from the date thereof until 12 months after the date when this registration statement is first declared effective by the SEC, upon any financing by us of our common stock or common stock equivalents, each purchaser will have the ratable right to participate in up to 100% of such subsequent financing.  Notwithstanding the foregoing, any participation in future financing pursuant to the Securities Purchase Agreement will not apply in respect of an “exempt issuance,” which includes the issuance of (i) shares of common stock or options to our employees, officers or directors pursuant to any stock or option plan, (ii) shares issued to key consultants in an amount not to exceed, in the aggregate, 1% of our current issued and outstanding common stock, (iii) securities issued upon the exercise or conversion of any convertible securities, options or warrants issued and outstanding on the date of the Securities Purchase Agreement as otherwise described in the Securities Purchase Agreement, provided that such securities have not been amended since the date of the Securities Purchase Agreement, and (iv) with respect to Sections 4.13 and 4.14 of the Securities Purchase Agreement, shares issued pursuant to the penalty provision in the Registration Rights Agreement dated as of January 30, 2004 among us and the purchasers named therein.

Pursuant to the Securities Purchase Agreement and from the date thereof until 90 days after the effective date of this registration statement, neither we nor any of our subsidiaries, if any, may issue shares of common stock or common stock equivalents other than an exempt issuance; provided, however, such 90 day period will be extended for the number of trading days during such period in which (i) trading in our common stock is suspended by any trading market, or (ii) following the effective date of this registration statement, this registration statement is not effective or the prospectus included in this registration statement may not be used by the purchasers for the resale of their shares of common stock or the shares of common stock issued upon exercise of the warrants.

The Securities Purchase Agreement contains various representations, warranties and covenants of the parties customary for a transaction of this type.  We have agreed to indemnify the purchasers against various liabilities.  We also waived certain control share and anti-takeover protections provided under the Nevada Revised Statutes with respect to the purchasers.

We entered into a registration rights agreement dated effective March 8, 2004 with each purchaser, and have agreed to file, within 30 calendar days of the date of the Securities Purchase Agreement, a registration statement with the SEC under the Securities Act, covering the resale of (i) the shares of common stock and (ii) the shares of common stock underlying the warrants and (iii) any shares of common stock issued or issuable upon a stock split, dividend or other distribution, recapitalization or similar event for an offering to be made on a continuous basis pursuant to Rule 415.  We and the purchasers each agreed with the other to indemnify the other for certain liabilities arising under the Securities Act.  Pursuant to the Registration Rights Agreement and subject to certain other provisions therein, if we fail to timely perform or provide in accordance with its responsibilities under the Registration Rights Agreement and certain Securities Act provisions, then, in addition to any other rights the holder or holders may have pursuant to the Registration Rights Agreement or under applicable law: (i) on each such date when we have failed to timely perform or provide under the Registration Rights Agreement, we will pay to each holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement for any registrable securities then held by such holder; and (ii) on each monthly anniversary of each such event date (if the applicable event shall not have been cured by such date) until the applicable event is cured, we will pay to each holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement for any registrable securities then held by such holder.

Our sales of common stock described above were exempt from registration pursuant to Section 4(2) of the Securities Act, and pursuant to Rule 506 of Regulation D of the Securities Act. A Rule 506 exemption was available for these sales because we sold only to accredited investors; we did not solicit or advertise the sales; a restrictive legend was placed on each certificate issued describing the restrictions against resale; and a Form D was filed with the SEC and in each state where the investors reside.  In connection with this transaction, we agreed to pay to the finder, The Shemano Group, Inc., a cash fee equal to 7% of the gross proceeds and issue warrants exercisable at $0.90 per share, to purchase 180,000 shares of common stock.

In addition, on September 3, 2003, we issued warrants to purchase an aggregate of 400,000 of our common stock to Scott Christie and Jeff Lamberson in consideration for consulting services rendered and to be rendered.  The warrants have an exercise price of $0.75 per share and are exercisable until September 3, 2005.  The warrants contain customary antidilution provisions and were issued under Section 4(2) of the Securities Act.

Selling Stockholders Table

The following table sets forth:

•

the name of each selling stockholder;

•

the number or shares of common stock beneficially owned by each selling stockholder as of the date of this prospectus, giving effect to the exercise of the selling stockholders’ warrants into shares of common stock;

•

the number of shares being offered by each selling stockholder;

•

the number of shares represented by exercisable warrants;

•

the number of shares to be owned after the offering; and

•

the percent of class to be owned after offering.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days of the date of this prospectus through the conversion or exercise of options, warrants, promissory notes and any other security or other right.  The information below is as of April 2, 2004 and has been furnished by the respective selling stockholders.

The table below was prepared based on information supplied to us by the selling stockholders.  We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table.  Because the selling stockholders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling stockholders upon termination of the offering made hereby.  We have therefore assumed, for the purposes of the following table, that the selling stockholders will sell all of the shares owned by them that are being offered hereby.  None of the selling stockholders has held any position or office or had any material relationship with us or any of our affiliates in the last three years, other than as described herein.

Selling Stockholder	Shares Beneficially Owned	Shares Offered Pursuant to this Prospectus(1)	Shares Offered Pursuant to this Prospectus from Exercise of Warrants	Shares Owned After Offering	Percent of Class Owned After Offering

Adams Select Fund, LP	116,667	116,667	38,889	- 0 -	- 0 -
Adams Technology Fund LLP	125,001	125,001	41,667	- 0 -	- 0 -
Alexandra Global Master Fund Ltd	999,999	999,999	333,333	- 0 -	- 0 -
Bristol Investment Fund, Ltd	1,083,333	1,083,333	361,111	- 0 -	- 0 -
Cabernet Partners, LP	150,000	150,000	50,000	- 0 -	- 0 -
Chardonnay Partners, LP	75,000	75,000	25,000	- 0 -	- 0 -
Choice Focus Fund	83,334	83,334	27,778	- 0 -	- 0 -
Choice Long-Short Fund	266,667	266,667	88,889	- 0 -	- 0 -
Crestview Capital Master, L.L.C.	1,250,001	1,250,001	416,667	- 0 -	- 0 -
EDJ Limited	249,999	249,999	83,333	- 0 -	- 0 -
Edward and Edna Elbaor Family Fund LP #2	50,001	50,001	16,667	- 0 -	- 0 -
Firefly Partners LP	249,999	249,999	83,333	- 0 -	- 0 -
Susanna Foels	24,999	24,999	8,333	- 0 -	- 0 -
Gruber & McBaine International	500,001	500,001	166,667	- 0 -	- 0 -
Jon D. Gruber & Linda W. Gruber	291,666	291,666	97,222	- 0 -	- 0 -
J. Patterson McBaine	291,666	291,666	97,222	- 0 -	- 0 -
Gryphon Master Fund, LP	358,332	358,332	119,444	- 0 -	- 0 -
Lagunitas Partners LP	2,000,001	2,000,001	666,667	- 0 -	- 0 -
Palisades Master Fund, LP	833,334	833,334	277,778	- 0 -	- 0 -
Porter Partners, LP	999,999	999,999	333,333	- 0 -	- 0 -
Gary Shemano	69,600	69,600	69,600	- 0 -	- 0 -
Mike Jacks	67,200	67,200	67,200	- 0 -	- 0 -
David Baker	36,000	36,000	36,000	- 0 -	- 0 -
Bill Corbett	4,320	4,320	4,320	- 0 -	- 0 -
Mark Lamb	1,440	1,440	1,440	- 0 -	- 0 -
Scott Cacchione	1,440	1,440	1,440	-0-	-0-
Scott Christie	701,590	200,000	200,000	501,590	1.3%
Jeff Lamberson	298,000	200,000	200,000	98,000	*

TOTAL INCLUSIVE OF SHARES AVAILABLE BY THE EXERCISE OF WARRANTS	11,179,589	10,579,000	3,913,000	599,590

*   Less than one percent

(1) Includes shares issuable upon the exercise of warrants.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.  Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus.  Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares of common stock covered by this prospectus (the “resale shares”).  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act of 1933 or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act of 1933 or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of common stock (including shares issued upon the exercise of outstanding warrants and options) in the public market after this offering could cause the market price of our common stock to decline.  Those sales also might make it more difficult for us to sell equity-related securities in the future or might reduce the price at which we could sell any equity-related securities.

At the date of this prospectus, we have outstanding approximately __________ shares of common stock.  Of the shares of common stock outstanding at the date of this prospectus, approximately ________ shares, including the 10,579,999 shares covered by this prospectus, will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act of 1933, generally may be sold only in compliance with the limitations of Rule 144 described below.  All of the remaining ________ shares of common stock will be “restricted” securities as that term is defined in Rule 144.  The “restricted” securities may not be resold unless they are registered under the Securities Act of 1933 or are sold pursuant to an available exemption from registration, including Rule 144 under the Securities Act.  The restricted shares will be eligible for resale at various times upon the expiration of applicable holding periods.  Restricted securities may be sold in the public market only if they qualify for an exemption from registration under Rule 144, including Rule 144(k), or Rule 701 under the Securities Act of 1933.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•

1% of the number of shares of common stock then outstanding, which is approximately ________ shares at the time of this prospectus, or

•

the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years is entitled to sell the shares under Rule 144(k) without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Outstanding Options, Warrants and Convertible Debentures

Shares of common stock issuable upon the exercise or conversion of the following options, warrants and convertible debentures will be restricted securities and may be resold by their holders only when covered by an effective registration under the Securities Act of 1933, or under an available exemption from registration:

•

5,000,000 shares of common stock issuable upon exercise of options under our stock option plan, 3,912,302 of which have been granted and are currently exercisable;

•

13,115,833 shares of common stock issuable upon exercise of outstanding warrants; and

•

4,000,000 shares of common stock issuable upon conversion of outstanding convertible debentures, plus approximately to a maximum 311,802 shares issuable upon conversion of accruable interest on the convertible debentures through December 31, 2003.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Haynes and Boone, LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2003 and 2002, and for the years then ended, appearing in this prospectus have been audited by KPMG LLP, independent auditors, given upon such firm’s authority as an expert in auditing and accounting.

ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the SEC.  This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the SEC.   For further information with respect to us and the shares of our common stock offered hereby, please refer to the registration statement, including its exhibits and schedules.  Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made.

We file annual, quarterly and current reports and other information with the SEC.  You may read and review a copy of any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.  If you would like a copy of this registration statement, our annual report including audited financial statements or any of our other SEC filings, please submit your request to Validian Corporation, 30 Metcalfe Street, Suite 620, Ottawa, Canada  K1P 5L4, or call (613) 230-7211.

INDEX TO FINANCIAL STATEMENTS

Page

Auditors’ Report to the Board of Directors

F-2

Consolidated Balance Sheets as at December 31, 2003 and 2002

F-3

Consolidated Statements of Operations for the years ended

December 31, 2003 and 2002 and for the period from

August 3, 1999 to December 31, 2003

F-4

Consolidated Statements of Changes in Stockholders’ Equity (Deficiency)

and Comprehensive Loss for the years ended December 31, 2003 and 2002

F-5

Consolidated Statements of Cash Flows for the years ended December

31, 2003 and 2002 and for the period from August 3, 1999 to

December 31, 2003

F-7

Notes to Consolidated Financial Statements

F-8

AUDITORS' REPORT TO THE BOARD OF DIRECTORS

We have audited the accompanying consolidated balance sheets of Validian Corporation and subsidiaries (a Development Stage Enterprise) as of December 31, 2003 and 2002 and the related consolidated statements of operations, changes in stockholders’ equity (deficiency) and comprehensive loss and cash flows for the years then ended and the period from August 3, 1999 to December 31, 2003.  These consolidated financial statements are the responsibility of the Corporation’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Validian Corporation and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended and the period from August 3, 1999 to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

     KPMG LLP

Chartered Accountants

Ottawa, Canada

January 16, 2004 (except for note 11 which

is as of March 8, 2004)

VALIDIAN CORPORATION

(A Development Stage Enterprise)

Consolidated Balance Sheets

December 31, 2003 and 2002

(In U.S. dollars)

_______________________________________________________________________________________

2003

2002

_______________________________________________________________________________________

Assets

Current assets:

Cash and cash equivalents

$

546,423

$

 156,650

Prepaid expenses (note 6(c))

635,960

214,708

_______________________________________________________________________________________

1,182,383

371,358

_______________________________________________________________________________________

Property and equipment (note 3)

9,166

9,825

Deferred financing costs

491,450

–

Deferred consulting services (note 6(c))

1,393,873

–

_______________________________________________________________________________________

$

3,076,872

$

381,183

=================================================================================

Liabilities and Stockholders’ Equity (Deficiency)

Current liabilities:

Accounts payable

$

630,793

$

180,910

Accrued liabilities

198,707

156,714

Promissory notes payable (note 4)

466,285

1,042,151

_______________________________________________________________________________________

1,295,785

1,379,775

_______________________________________________________________________________________

4% Senior subordinated convertible debentures (note 5)

–

–

Stockholders’ equity (deficiency):

Common stock ($0.001 par value.  Authorized 50,000,000

  shares; issued and outstanding 20,567,548 shares in 2003

  and 15,727,786 shares in 2002) (note 6(a))

20,566

15,726

Preferred stock ($0.001 par value.  Authorized 5,000,000

  shares; issued and outstanding Nil shares in 2003

  and 2002)

–

–

Additional paid-in capital

10,822,021

5,045,282

Deficit accumulated during the development stage

(9,033,066)

(6,031,166)

Retained earnings prior to entering development stage

21,304

21,304

Treasury stock (7,000 shares in 2003 and 2002 at cost)

(49,738)

(49,738)

_______________________________________________________________________________________

1,781,087

(998,592)

_______________________________________________________________________________________

Subsequent events (note 11)

$

3,076,872

$

381,183

=================================================================================

See accompanying notes to consolidated financial statements.

VALIDIAN CORPORATION

 (A Development Stage Enterprise)

Consolidated Statements of Operations

Years ended December 31, 2003 and 2002 and the period from August 3, 1999 to December 31, 2003

(In U.S. dollars)

_______________________________________________________________________________________

Period from

August 3,

1999 to

December 31,

2003

2002

2003

_______________________________________________________________________________________

Expenses:

Selling, general and administrative (note 6)

$

1,752,725

$

473,306

$

4,211,399

Research and development (note 6)

997,822

405,597

4,433,902

Depreciation of property and equipment

4,333

281

194,602

Write-off of prepaid services

174,375

–

174,375

Gain on sale of property and equipment

–

–

(7,442)

Write-off of accounts receivable

 –

–

16,715

Write-off of due from related party

–

–

12,575

Loss on cash pledged as collateral

   for operating lease

–

–

21,926

Write-down of property and equipment

–

–

14,750

_______________________________________________________________________________________

2,929,255

879,184

9,072,802

_______________________________________________________________________________________

Operating loss

(2,929,255)

(879,184)

(9,072,802)

Other income (expenses):

Gain on extinguishment of debt

–

–

291,507

Interest

(59,824)

(45,978)

(230,043)

Other

(12,821)

18,321

(21,728)

_______________________________________________________________________________________

(72,645)

(27,657)

39,736

_______________________________________________________________________________________

Net loss

$

(3,001,900)

$

(906,841)

$

(9,033,066)

=================================================================================

Loss per common share before extraordinary

  item - basic and diluted (note 7)

$

(0.16)

$

(0.06)

====================================================================

Loss per common share after extraordinary

  item - basic and diluted (note 7)

$

(0.16)

$

(0.06)

====================================================================

Weighted average common shares outstanding

18,461,267

15,690,779

====================================================================

See accompanying notes to consolidated financial statements.

VALIDIAN CORPORATION

(A Development Stage Enterprise)

Consolidated Statements of Changes in Stockholders’ Equity (Deficiency) and Comprehensive Loss

For the five years ended December 31, 2003

(In U.S. dollars)

	Number	Common stock amount	Additional paid-in capital	Retained earnings prior to entering development stage	Deficit accumulated during development stage	Accumulated other comprehensive income (loss)	Treasury stock	Total

Balances at December 31, 1998	61,333	$ 61	$ 23,058	$ 30,080	$ –	$ (7,426)	$ –	$ 45,773

Issued for mining claims	92,591	92	27,408	–	–	–	–	27,500
Issued for cash	3,000,000	3,000	27,000	–	–	–	–	30,000
Reverse acquisition	8,459,000	8,459	21,541	–	–	–	–	30,000
Fair value of warrants issued to unrelated parties (note 6(b))	–	–	130,000	–	–	–	–	130,000
Shares issued upon exercise of warrants	380,000	380	759,620	–	–	–	–	760,000
Share issuance costs	–	–	(34,750)	–	–	–	–	(34,750)
Comprehensive loss:							–
Net loss	–	–	–	(8,776)	(743,410)	–	–	(752,186)
Currency translation adjustment	–	–	–	–	–	11,837	–	11,837
Comprehensive loss								(740,349)

Balances at December 31, 1999	11,992,924	11,992	953,877	21,304	(743,410)	4,411	–	248,174

Shares issued upon exercise of warrants	620,000	620	1,239,380	–	–	–	–	1,240,000
Share issuance costs	–	–	(62,000)	–	–	–	–	(62,000)
Acquisition of common stock	–	–	–	–	–	–	(49,738)	(49,738)
Comprehensive loss:
Net loss	–	–	–	–	(2,932,430)	–	–	(2,932,430)
Currency translation adjustment	–	–	–	–	–	(40,401)	–	(40,401)
Comprehensive loss								(2,972,831)

Balances at December 31, 2000	12,612,924	12,612	2,131,257	21,304	(3,675,840)	(35,990)	(49,738)	(1,596,395)

Shares issued in exchange for debt (note 6(a))	2,774,362	2,774	2,216,715	–	–	–	–	2,219,489
Fair value of warrants issued to unrelated parties (note 6(b))	–	–	451,500	–	–	–	–	451,500
Comprehensive loss:
Net loss	–	–	–	–	(1,448,485)	–	–	(1,448,485)
Currency translation adjustment	–	–	–	–	–	62,202	–	62,202
Comprehensive loss								(1,386,283)

Balances at December 31, 2001	15,387,286	15,386	4,799,472	21,304	(5,124,325)	26,212	(49,738)	(311,689)

See accompanying notes to consolidated financial statements.

VALIDIAN CORPORATION

(A Development Stage Enterprise)

Consolidated Statements of Changes in Stockholders’ Equity (Deficiency) and Comprehensive Loss

For the five years ended December 31, 2003

(In U.S. dollars)

	Number	Common stock amount	Additional paid-in capital	Retained earnings prior to entering development stage	Deficit accumulated during development stage	Accumulated other comprehensive income (loss)	Treasury stock	Total

Balances at December 31, 2001	15,387,286	$15,386	$4,799,472	$ 21,304	$(5,124,325)	$ 26,212	$(49,738)	$ (311,689)

Shares issued in consideration of consulting services
(note 6(a))	340,500	340	245,810	–	–	–	–	246,150
Comprehensive loss:
Net loss	–	–	–	–	(906,841)	–	–	(906,841)
Currency translation adjustment on liquidation of investment in foreign subsidiary (note 2(h))	–	–	–	–	–	(26,212)	–	(26,212)
Comprehensive loss								(933,053)

Balances at December 31, 2002	15,727,786	15,726	5,045,282	21,304	(6,031,166)	–	(49,738)	(998,592)
Shares issued in exchange for debt (note 6(a))	4,416,862	4,417	1,453,147	–	–	–	–	1,457,564

Shares issued in

  consideration of consulting

  and financing services

  (note 6(a))

Fair value of warrants

  issued to unrelated parties

  for services (note 6(c))

Fair value of stock

  purchase options issued to

  unrelated parties for

  services (note 6(b))

Relative fair value of

  warrants issued to

  investors in conjunction

  with 4% senior

  subordinated convertible

  debentures (note 5)

Intrinsic value of beneficial

  conversion feature on 4%

  convertible debentures

  issued to unrelated parties

  (note 5)

Net loss and

  comprehensive loss

	422,900 – – – – –	423 – – – – –	230,448 2,896,042 597,102 355,186 244,814 –	– – – – – –	– – – – – (3,001,900)	– – – – – –	– – – – – –	230,871 2,896,042 597,102 355,186 244,814 (3,001,900)

Balances at December 31, 2003	20,567,548	$ 20,566	$10,822,021	$ 21,304	$ (9,033,066)	$ –	$(49,738)	$ 1,781,087

See accompanying notes to consolidated financial statements.

VALIDIAN CORPORATION

(A Development Stage Enterprise)

Consolidated Statements of Cash Flows

Years ended December 31, 2003 and 2002 and the period from August 3, 1999 to December 31, 2003

(In U.S. dollars)

_______________________________________________________________________________________

Period from

August 3,

1999 to

December 31,

2003

2002

2003

_______________________________________________________________________________________

Cash flows from operating activities:

Net loss

$

(3,001,900)

$

(906,841)

$

(9,033,066)

Items not involving cash:

Depreciation of property and equipment

4,333

281

194,602

Non-cash consulting fees (note 6)

1,286,461

71,775

1,488,236

Non-cash interest expense

59,824

48,185

233,124

Write-off of prepaid services

174,375

–

174,375

Currency translation adjustment on liquidation

   of investment in foreign subsidiary

–

(26,212)

(26,212)

Gain on sale of property and equipment

–

–

(7,442)

Gain on extinguishment of debt

–

–

(291,507)

Write-off of accounts receivable

–

–

16,715

Write-off of due from related party

–

–

12,575

Loss on cash pledged as collateral

   for operating lease

–

–

21,926

Write-down of property and equipment

–

–

14,750

Change in non-cash operating working
capital (note 10)

521,651

49,713

2,329,355

_______________________________________________________________________________________

Net cash used in operating activities

(955,256)

(763,099)

(4,872,569)

Cash flows from investing activities:

Purchase of property and equipment

(3,674)

(10,106)

(323,520)

Proceeds on sale of property and equipment

–

–

176,890

Cash pledged as collateral for operating lease

–

–

(21,926)

_______________________________________________________________________________________

Net cash used in investing activities

(3,674)

(10,106)

(168,556)

Cash flows from financing activities:

Issuance of promissory notes

803,203

929,151

3,108,731

Issuance of 4% senior subordinated

   convertible debentures (note 5)

600,000

–

600,000

Debt issuance costs

(54,500)

–

(54,500)

Repayment of promissory notes

–

–

(16,000)

Increase in due from related party

–

–

12,575

Issuance of common stock

–

–

2,030,000

Share issuance costs

–

–

(96,750)

Acquisition of common stock

–

–

(49,738)

_______________________________________________________________________________________

Net cash provided by financing activities

1,348,703

929,151

5,534,318

Effects of exchange rates on cash and cash equivalents

–

–

18,431

_______________________________________________________________________________________

Net increase in cash and cash equivalents

389,773

155,946

511,624

Cash and cash equivalents, beginning of period

156,650

704

34,799

_______________________________________________________________________________________

Cash and cash equivalents, end of period

$

546,423

$

156,650

$

546,423

================================================================================

See accompanying notes to consolidated financial statements.

VALIDIAN CORPORATION

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

Years ended December 31, 2003 and 2002

(In U.S. dollars)

_____________________________________________________________________________________________

1.

General:

Validian Corporation (the “Corporation”) was incorporated in the State of Nevada on April 12, 1989 as CCC Funding Corp.  The Corporation underwent several name changes before being renamed to Validian Corporation on January 28, 2003.

Since August 3, 1999, the efforts of the Corporation have been devoted to the development of a high speed, highly secure method of transacting business using the internet, and to marketing initiatives designed to position the company within the marketplace.  Prior to August 3, 1999, the Corporation provided consulting services for web site implementation, multimedia CD design, computer graphic publication, as well as implementation of dedicated software solutions used in connection with the French Minitel and the internet.  As the Corporation commenced development activities on this date, it is considered for financial accounting purposes to be a development stage enterprise and August 3, 1999 is the commencement of the development stage.

2.

Summary of significant accounting policies:

(a)

Principles of consolidation:

The consolidated financial statements include the financial statements of the Corporation and its wholly owned subsidiaries.  All intercompany balances and transactions have been eliminated.

(b)

Cash and cash equivalents:

Cash and cash equivalents include liquid investments with original maturity dates of three months or less.

(c)

Property and equipment:

Property and equipment held is stated at cost less accumulated depreciation, and includes computer hardware and software as well as furniture and equipment, which are depreciated on a straight-line basis over their estimated useful lives of three years.

(d)

Deferred financing costs:

Deferring financing costs represent the costs associated with arranging the 4% senior subordinated convertible debenture financing.  The costs will be amortized over the two year term of the debentures.

VALIDIAN CORPORATION

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

Years ended December 31, 2003 and 2002

(In U.S. dollars)

_____________________________________________________________________________________________

2.

Summary of significant accounting policies (continued):

(e)

Deferred consulting services:

Deferred consulting services represent the portion of prepaid non-cash consulting fees for services to be rendered in periods in excess of twelve months from the balance sheet date. These costs will be charged to expenses as the services are rendered.  If circumstances arise which would indicate that the services will not be performed in the future, these deferred consulting fees will be charged to operations immediately.

(f)

Income taxes:

Deferred income taxes are determined using the asset and liability method, whereby deferred income tax is recognized on temporary differences using enacted tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Temporary differences between the carrying values of assets or liabilities used for tax purposes and those used for financial reporting purposes arise in one period and reverse in one or more subsequent periods.  In assessing the realizability of deferred tax assets, management considers known and anticipated factors impacting whether some portion or all of the deferred tax assets will not be realized.  To the extent that the realization of deferred tax assets is not considered to be more likely than not, a valuation allowance is provided.

(g)

Research and development:

Costs related to research, design and development of software products are charged to research and development expenses as incurred.  Software development costs are capitalized beginning when a product’s technological feasibility has been established, which generally occurs upon completion of a working model, and ending when a product is available for general release to customers, and is generating significant revenue.

(h)

Foreign currency translation:

The reporting currency for the financial statements of the Corporation is the United States dollar.  The functional currency for the Corporation’s wholly-owned subsidiary, Evolusys S.A., is the Swiss franc.  Prior to 2002, the subsidiary’s assets and liabilities were translated into U.S. dollars at the exchange rates applicable at the end of the reporting period.  The statements of operations and cash flows were translated at the average monthly exchange rates during the year.  The resulting translation gains or losses were accumulated as a separate component of stockholders’ deficiency.

VALIDIAN CORPORATION

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

Years ended December 31, 2003 and 2002

(In U.S. dollars)

_____________________________________________________________________________________________

2.

Summary of significant accounting policies (continued):

(h)

Foreign currency translation (continued):

During 2002, Evolusys S.A. became an inactive subsidiary of the Corporation.  As a result, it was reclassified as an integrated foreign operation and the temporal method was adopted commencing in the period of the change.  As a result, the currency translation adjustment account was realized and has been reported in other income.  The translated amounts for non-monetary items at the end of the prior period have become the historical basis for those items in the period of the change and subsequent periods.  The resulting foreign exchange gains or losses for monetary items were included in the statement of operations.

(i)

Stock-based compensation:

The Corporation applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations including FASB Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation an interpretation of APB Opinion No. 25” to account for its stock options for employees.  Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.  Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation”, and SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure, an Amendment to SFAS No. 123”, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans.  These provisions are required to be applied to stock compensation granted to non-employees.  As allowed by SFAS No. 123, the Corporation has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123, as amended, for employee stock option grants.

During 2003 and 2002, no options were granted to employees and therefore the Corporation’s pro forma net loss and pro forma basic and diluted net loss per common share equal the net loss and basic and diluted net loss per common share recorded in the consolidated statements of operations.

VALIDIAN CORPORATION

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

Years ended December 31, 2003 and 2002

(In U.S. dollars)

_____________________________________________________________________________________________

2.

Summary of significant accounting policies (continued):

(j)

Impairment or disposal of long-lived assets:

The Corporation accounts for long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(k)

Use of estimates:

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results may differ from those estimates.

3.

Property and equipment:

2003

Accumulated

Net book

Cost

depreciation

value

_____________________________________________________________________________________________

Computer hardware and software

$

12,741

$

4,527

$

8,214

Furniture and equipment

1,039

87

952

_____________________________________________________________________________________________

$

13,780

$

4,614

$

9,166

=======================================================================================

2002

Accumulated

Net book

Cost

depreciation

value

_____________________________________________________________________________________________

Computer hardware and software

$

10,106

$

281

$

9,825

=======================================================================================

VALIDIAN CORPORATION

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

Years ended December 31, 2003 and 2002

(In U.S. dollars)

_____________________________________________________________________________________________

4.

Promissory notes payable:

2003

2002

_____________________________________________________________________________________________

Promissory notes payable, bearing interest at 12%,

   due on demand, unsecured

$

466,285

$

542,151

Promissory notes payable, bearing interest at 5%, maturing

   on October 7, 2003, convertible into common shares at

   any time, unsecured

–

500,000

_____________________________________________________________________________________________

$

466,285

$

1,042,151

=======================================================================================

Under the terms of the 5% promissory notes, the Holder was entitled to, at any time, convert all or part of the outstanding principal and accrued interest into common stock at the lesser of (i) the ratio of one common share for each $0.33 of obligation converted; or (ii) the ratio of shares with a value equal to the price per share at which common shares have last been issued to a third party dealing at arms length with the Corporation.  During the year ended December 31, 2003, the Holder exercised the conversion feature, and converted a total of $500,000 in principal and $15,959 in accrued interest, which was included in accounts payable and accrued liabilities, into 1,563,512 common shares of the Corporation (note 6(a)).

During the year ended December 31, 2003, the Corporation issued an additional $803,203 12% promissory notes.  The Corporation also settled 12% promissory notes in the amount of $864,151, plus accrued interest of $77,454, which was included in accounts payable and accrued liabilities, through the issuance of 2,853,350 common shares of the Corporation (note 6(a)), and transferred assets valued at $14,918 to the Holder of the 12% promissory notes, which amount was applied against the principal outstanding on the notes.

VALIDIAN CORPORATION

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

Years ended December 31, 2003 and 2002

(In U.S. dollars)

_____________________________________________________________________________________________

5.

4% Senior subordinated convertible debentures:

On December 30, 2003 the Corporation issued $600,000 in 4% senior subordinated convertible debentures, which mature on December 31, 2005.  Under the terms of the debentures, the holder may, at any time, convert all or a portion of the outstanding principal plus accrued interest into common stock of the Corporation at a ratio of one common share for each $0.50 of debt converted.  At maturity, any principal plus accrued interest which has not been converted into common stock by the holder, may be repaid by the Corporation, at its option, either in cash or in common shares of the Corporation, at a ratio of one common share for each $0.50 of debt outstanding.  The conversion ratio will change if the price of future equity issuances is below $0.50.

Holders of the debentures were also granted 420,000 Series H warrants to purchase common stock of the Corporation (note 6(c)), at the ratio of seven warrants granted for each ten dollars invested.  In accordance with APB 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants”, $355,186, representing the relative fair value of the Series H warrants at the issuance date, has been allocated to the warrants and recorded as additional paid-in capital. This amount will be accreted to debentures payable through periodic charges to interest expense over the two-year term of the debentures.

At the date of issuance, the conversion feature of the debentures was in-the-money.  The intrinsic value of this beneficial conversion feature was $244,814.  In accordance with EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”, this amount has been recorded as additional paid-in capital and will be accreted to debentures payable through periodic charges to interest expense over the two-year term of the debentures.

The following table sets forth the financial statement presentation of the proceeds of the debentures:

2003

2002

_____________________________________________________________________________________________

Proceeds 4% senior subordinated convertible debentures

$

600,000

$

–

Allocated to additional paid-in capital for:

420,000 Series H warrants

(355,186)

–

Beneficial conversion feature

(244,814)

–

_____________________________________________________________________________________________

$

–

$

–

=======================================================================================

VALIDIAN CORPORATION

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

Years ended December 31, 2003 and 2002

(In U.S. dollars)

_____________________________________________________________________________________________

6.

Stockholders’ equity (deficiency):

(a)

Common stock:

During the year ended December 31, 2003 the Corporation issued 110,400 shares of its common stock, valued at $84,621, to unrelated companies in consideration for consulting services rendered prior to December 31, 2003.  In addition, the Corporation issued 300,000 shares of its common stock, valued at $135,000 to an unrelated company in consideration for consulting services rendered and to be rendered.  As at December 31, 2003, the Corporation had received consulting services valued at $33,750 from this company.   In relation to these transactions, an expense of $118,371 has been included in selling, general and administrative expenses for the year ended December 31, 2003.  The remaining $101,250 is recorded as a prepaid expense, to be expensed over the remaining twelve months of the contract to which the cost applies.

In connection with the issuance of the 4% senior convertible debentures (note 5), the Corporation issued 12,500 shares of its common stock, valued at $11,250, to an unrelated company in consideration of financing fees, which has been included in deferred financing costs, to be expensed over the two years remaining to maturity of the debentures.

In addition, the Corporation issued 4,416,862 common shares in connection with the conversion of the 5% promissory notes and the settlement of the 12% promissory notes (note 4).

(b)

Stock options:

During the year ended December 31, 2003, the Corporation granted 3,912,302 stock options to non-employees in consideration for consulting services rendered.  These stock options entitle the holders to purchase 3,912,302 common shares at an exercise price of $0.33 per share.  The options vested immediately upon their issuance, and are exercisable until May 7, 2008.  An expense of $93,098 and $504,004 has been included in research and development and selling, general and administrative, respectively, which reflects the fair value of the options.  The expense was calculated using the Black Scholes option-pricing model with the following weighted average assumptions:  expected dividend yield 0%; risk-free interest rate of 2.64%; expected volatility of 139%; and expected life of 5 years.

VALIDIAN CORPORATION

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

Years ended December 31, 2003 and 2002

(In U.S. dollars)

_____________________________________________________________________________________________

6.

Stockholders’ equity (deficiency) (continued):

(c)

Warrants:

During 1999, the Corporation issued 340,000 Series B warrants to directors, officers and employees and 390,000 Series B warrants to an unrelated party to purchase a total of 730,000 common shares at an exercise price of $3 per share.  The Series B warrants are exercisable at any time and expire December 31, 2004.  During 2003, 390,000 of the Series B warrants issued to an unrelated party were cancelled in exchange for the issuance of 400,000 Series F warrants.  In addition, 20,000 of the Series B warrants issued to an employee and 500,000 of the Series D warrants issued to an employee were cancelled during 2003.  At December 31, 2003, there are 320,000 Series B warrants outstanding.

During 2001, the Corporation issued 2,650,000 Series D warrants.  The Series D warrants entitled the holders to purchase a total of 2,650,000 common shares at an exercise price of $1.00 per share.  During 2003, 500,000 Series D warrants together with 20,000 Series B warrants were cancelled in exchange for 520,000 Series E warrants.  The remaining 2,150,000 Series D warrants were cancelled during 2003.

During the year ended December 31, 2003, the Corporation issued 2,155,000 Series E warrants to non-employees in consideration for consulting services rendered.  The Series E warrants entitle the holders to purchase a total of 2,155,000 common shares at an exercise price of $0.33 per share, are exercisable at any time, and expire on December 31, 2007.  Expenses of $242,718 and $77,195 have been included in research and development and selling, general and administrative, respectively, representing the fair value of the Series E warrants issued.  The expenses were calculated using the Black Scholes option-pricing model with the following weighted average assumptions:  expected dividend yield 0%; risk-free interest rate of 2.3%; expected volatility of 139%; and an expected life of 4.58 years.

In addition, during the year ended December 31, 2003, the Corporation issued 7,600,000 Series F warrants to an unrelated company in consideration for consulting services rendered and to be rendered, and 400,000 Series F warrants in exchange for the cancellation of 390,000 Series B warrants originally issued in 1999.  The Series F warrants entitle the holders to purchase a total of 8,000,000 common shares of the Corporation at an exercise price of $0.50 per share, and are exercisable at any time.  4,000,000 of the Series F warrants expire on May 31, 2007, and 4,000,000 of the Series F warrants expire on December 31, 2007.  $177,986, representing the fair value of the Series F warrants issued in exchange for consulting services rendered to December 31, 2003, has been included in selling, general and administrative expenses.  The fair value of the Series F warrants issued in exchange for consulting services is $1,837,205.  $443,332 of this amount has been included in prepaid expenses and $1,393,873 in deferred consulting services.  The amounts will be charged to expense as the services are rendered over the next 53 months.

VALIDIAN CORPORATION

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

Years ended December 31, 2003 and 2002

(In U.S. dollars)

_____________________________________________________________________________________________

6.

Stockholders’ equity (deficiency) (continued):

(c)

Warrants (continued):

The issuance of the 400,000 Series F warrants in exchange for the cancellation of 390,000 Series B warrants has been accounted for as a modification in accordance with SFAS 123.  Accordingly, an expense of $44,873 has been included in selling, general and administrative expenses, which represents the incremental fair value of the new warrants.

The fair value of the Series F warrants was calculated using the Black Scholes option pricing model with the following weighted average assumptions:  a) for 4,000,000 Series F warrants issued May 31, 2003:  expected dividend yield 0%; risk-free interest rate of 2.3%; expected volatility of 139%; and an expected life of 4 years; b) for 4,000,000 Series F warrants issued September 3, 2003:  expected dividend yield 0%; risk-free interest rate of 2.9%, expected volatility of 138%, and an expected life of 4.3 years.

During the year ended December 31, 2003, the Corporation also issued 400,000 Series G warrants to an unrelated company in consideration for consulting services rendered and to be rendered.  The Series G warrants entitle the holders to purchase a total of 400,000 common shares of the Corporation at an exercise price of $0.75 per share, are exercisable at any time, and expire on September 3, 2005. $28,216, representing the fair value of the Series G warrants issued in exchange for investor relations services rendered to December 31, 2003, has been included in selling, general and administrative expenses, and $84,649, representing the fair value of the Series G warrants issued in exchange for investor relations services to be rendered, has been included in prepaid expenses and will be charged to expense as the services are rendered over the next 12 months.  The fair value of the Series G warrants was calculated using the Black Scholes option pricing model with the following weighted average assumptions:  expected dividend yield 0%; risk-free interest rate of 1.86%; expected volatility of 147%, and an expected life of 2 years.

In connection with the placement of the 4% senior subordinated convertible debentures (note 5), the Corporation issued 900,000 Series H warrants, as follows: 480,000 Series H warrants were issued to unrelated parties in consideration for financing services rendered in connection with the placement of the debentures; and 420,000 Series H warrants were issued to the holders of the debentures.  The Series H warrants entitle the holders to purchase a total of 900,000 common shares of the Company at an exercise price of $0.50 per share, are exercisable at any time, and expire on December 31, 2006.  The exercise price will change if the price of future equity issuances is below $0.50.  $403,200, representing the fair value of the Series H warrants issued in relation to financing services, has been included in deferred financing costs, and will be charged to expense over the two-year term of the debentures.

VALIDIAN CORPORATION

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

Years ended December 31, 2003 and 2002

(In U.S. dollars)

_____________________________________________________________________________________________

6.

Stockholders’ equity (deficiency) (continued):

(c)

Warrants (continued):

As noted in note 5, $355,186, representing the relative fair value of the Series H warrants issued to the debenture holders, has been charged to additional paid-in capital.  The fair value of the Series H warrants was calculated using the Black Scholes option pricing model with the following weighted average assumptions:  expected dividend yield 0%; risk-free interest rate of 2.44%; expected volatility of 191%, and an expected life of 3 years.

(d)

Summary of stock-based compensation:

The following table presents the total of stock-based compensation included in the expenses of the Corporation for the years 2003 and 2002.

2003

2002

_____________________________________________________________________________________________

Selling, general and administrative

$

950,645

$

71,775

Research and development

335,816

–

_____________________________________________________________________________________________

Total stock-based compensation included in expenses

$

1,286,461

$

71,775

=======================================================================================

7.

Net loss per share:

As the Corporation incurred a net loss during the years ended December 31, 2003 and 2002, the loss per common share is based on the weighted-average common shares outstanding.  The following outstanding instruments could potentially dilute loss per share for the periods presented:

2003

2002

_____________________________________________________________________________________________

Stock options

3,912,302

–

Series B stock purchase warrants

320,000

730,000

Series D stock purchase warrants

–

2,650,000

Series E stock purchase warrants

2,155,000

–

Series F stock purchase warrants

8,000,000

–

Series G stock purchase warrants

400,000

–

Series H stock purchase warrants

900,000

–

_____________________________________________________________________________________________

8.

Financial instruments:

The carrying value of cash and cash equivalents, accounts payable and accrued liabilities and promissory notes payable approximates fair value due to the short term to maturity of these instruments.

VALIDIAN CORPORATION

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

Years ended December 31, 2003 and 2002

(In U.S. dollars)

_____________________________________________________________________________________________

9.

Income taxes:

Deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities as reported for financial reporting purposes and such amounts as measured by tax laws.  The tax effects of temporary differences that gave rise to significant portions of the deferred tax asset and deferred tax liability are as follows:

2003

2002

_____________________________________________________________________________________________

Deferred tax asset:

Net operating loss carryforwards

$

1,873,000

$

845,000

Capital loss carryforwards

1,050,000

1,050,000

Financing fees

20,000

28,000

_____________________________________________________________________________________________

Total gross deferred tax asset

2,943,000

1,923,000

Valuation allowance

2,943,000

1,923,000

_____________________________________________________________________________________________

Net deferred taxes

$

–

$

–

=======================================================================================

Income tax expense attributable to loss before income taxes was $Nil (2002 - $Nil) and differed from the amounts computed by applying the U.S. federal income tax rate of 34% (2002 - 34%) to the net loss as a result of the following:

2003

2002

_____________________________________________________________________________________________

Expected tax rate

34%

34%

Expected tax recovery applied to net

   loss before income taxes

$

(1,020,646)

$

(308,326)

Increase (decrease) in taxes resulting from:

Change in valuation allowance

1,020,000

308,000

Other

646

326

_____________________________________________________________________________________________

$

–

$

–

=======================================================================================

VALIDIAN CORPORATION

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

Years ended December 31, 2003 and 2002

(In U.S. dollars)

_____________________________________________________________________________________________

9.

Income taxes (continued):

The Corporation has net operating losses of $5,510,000 (2002 - $2,484,000) which are available to reduce U.S. taxable income and which expire as follows:

2019

$

391,000

2020

675,000

2021

521,000

2022

897,000

2023

3,026,000

_____________________________________________________________________________________________

$

5,510,000

=======================================================================================

10.

Change in non-cash operating working capital:

2003

2002

_____________________________________________________________________________________________

Prepaid expenses

$

19,563

$

(40,197)

Accounts payable

449,884

70,112

Accrued liabilities

52,204

19,798

_____________________________________________________________________________________________

$

521,651

$

49,713

=======================================================================================

11.   Subsequent events:

(a)

Issuance of 4% senior subordinated convertible debentures:

On January 26 and January 30, 2004, the Corporation issued $650,000 and $750,000, respectively, in 4% senior subordinated convertible debentures, which mature on December 31, 2005 and have terms similar to those issued on December 30, 2003.

In connection with the placement of these debentures, the Corporation issued 30,000 common shares, and 847,500 Series H warrants, to unrelated parties, as partial consideration for financing services rendered in connection with the placement of the debentures.  The Corporation issued a further 980,000 Series H warrants to the holders of the debentures.  The Series H warrants entitle the holders to purchase a total of 1,827,500 common shares of the Corporation at an exercise price of $0.50 per share, are exercisable at any time, and expire on December 31, 2006.

(b)

Conversion of 12% promissory notes payable:

On January 31, 2004, the Corporation settled 12% promissory notes in the amount of $169,964, plus accrued interest of $10,036, through the issuance of 360,000 common shares of the Corporation.

VALIDIAN CORPORATION

 (A Development Stage Enterprise)

Notes to Consolidated Financial Statements

Years ended December 31, 2003 and 2002

(In U.S. dollars)

_____________________________________________________________________________________________

11.   Subsequent events (continued):

(c)  Issuance of common shares:

During January and February 2004, the Corporation issued 20,000 common shares to an unrelated company in consideration for consulting services rendered.

On March 8, 2004, the Corporation completed a private placement for 6,666,666 common shares, for proceeds of $6,000,000.  Investors participating in this placement received a total of 3,333,333 Series I warrants, which entitle the holders to purchase 3,333,333 common shares of the Corporation at an exercise price of $0.90 per share, are exercisable at any time, and expire on March 8, 2009.

In connection with this transaction, the Corporation also issued 180,000 Series I warrants to an unrelated party as partial consideration for financing services rendered in connection with the placement of the shares.

(d)  Cancellation of warrants:

On February 27, 2004, the Corporation cancelled 4,000,000 of the Series F warrants, resulting in the write-off of prepaid services and deferred consulting services of $322,493 and $1,048,100 respectively as at February 17, 2004.

10,579,999 Shares

Common Stock

VALIDIAN CORPORATION

_______________________

Prospectus

_______________________

___________ __, 2004

PART II

Item 24.

Indemnification of Directors and Officers

Under the provisions of Section 78.7502 of the Nevada Revised Statutes (the “Nevada Act”), the Company is required to indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer, if the director or officer is successful in the defense of such proceedings.  Section 78.7502 also provides that the Company may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful, and in either event, provided the director is not liable for a breach of the duties set out in Section 78.138 of the Nevada Act.  Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings).  In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the director or officer has been adjudged to be liable to the Company (except for expenses allowed by a court).

The Company’s By-Laws provide for indemnification of directors and officers of the Company to the full extent permitted by applicable law.  Under the provisions of the Company’s By-laws, the Company is required to indemnify officers or directors (while the current provisions of Section 78.7502 of the Nevada Act provide for “permissive” indemnification).  Except with respect to stockholder derivative actions, the By-law provisions generally state that the director or officer will be indemnified against expenses, amounts paid in settlement and judgments, fines, penalties and/or other amounts incurred with respect to any threatened, pending or completed proceeding, provided that (i) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company, and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

The foregoing standards also apply with respect to the indemnification of expenses incurred in a stockholder derivative suit.  However, a director or officer may only be indemnified for settlement amounts or judgments incurred in a derivative suit to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

In accordance with the Nevada Act, the Company’s Restated Articles of Incorporation contain a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty.  This provisions eliminates each director’s liability to the Company or its stockholders, for monetary damages except (i) for acts or omissions not in good faith or which involve intentional or reckless misconduct or a knowing violation of law, and (ii) under Section 78.300 of the Nevada Act providing for liability of directors for unlawful payment of dividends.  The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty including any such actions involving gross negligence.

Insofar as indemnification for the liabilities arising under Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 25.

Other Expenses of Issuance and Distribution.

The estimated expenses payable by the Company in the connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fees………………………………………………..$1,287

Legal Fees and Expenses………………………………………………………….$*

Accounting Fees and Expenses……………………………………………………$*

Financial Printing………………………………………………………………….$*

Transfer Agent Fees……………………………………………………………….$*

Blue Sky Fees and Expenses…………………………………… ………………...$*

Miscellaneous……………………………………………………………………...$*

-----------------

TOTAL………………………………………… ………..$*

*  To be filed by amendment.

None of the foregoing expenses are being paid by the selling stockholders.

Item 26.

Recent Sales of Unregistered Securities

On September 28, 2001, we issued 2,774,362 shares of our common stock and Series D warrants to purchase 2,150,000 shares of our common stock, exercisable at $1.00 per share, to creditors for $2,670,989 of consideration as payment for debt.  We also issued Series D warrants to purchase 500,000 shares of our common stock to our Chairman, President and Chief Executive Officer, André Maisonneuve, exercisable at $1.00 per share in exchange for services rendered.  The foregoing securities were issued in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.

During the period January 1, 2002 to March 28, 2002, we issued 340,500 shares to creditors as payment for services rendered, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.

On October 7, 2002, we issued unsecured 5% convertible promissory notes in an aggregate principal amount of $500,000 to an accredited investor, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.

On February 20, 2003, we issued 10,000 shares of our common stock valued at $2,000 to creditors as payment for services rendered, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.

During the period January 1, 2003 to March 31, 2003, we issued $125,000 original principal amount of our 12% demand promissory notes to an accredited investor, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.

During the period April 1, 2003 to June 30, 2003, we issued 1,563,512 shares of our common stock to note holders in connection with the settlement of unsecured 5% convertible notes in the amount of $500,000, plus accrued interest of $15,959, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.

During the period April 1, 2003 to June 30, 2003, we issued 2,853,350 shares of our common stock to note holders in connection with the settlement of 12% promissory notes in the amount of $864,151, plus accrued interest of $77,454, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.

During the period April 1, 2003 to June 30, 2003, we issued Series E warrants to purchase 2,155,000 shares of our common stock to non-employees, exercisable at $0.33 per share, in exchange for services rendered, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.  The Series E warrants expire on December 31, 2007.

During the period April 1, 2003 to June 30, 2003, we issued Series F warrants to purchase 3,600,000 shares of our common stock to an unrelated company for investor relations services rendered and to be rendered, exercisable at $0.50 per share, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.  The Series F warrants expire on May 31, 2007.

During the period April 1, 2003 to June 30, 2003, we issued Series F warrants to purchase 400,000 shares of our common stock in exchange for the cancellation of Series B warrants to purchase 390,000 shares of our common stock, originally issued in 1999, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.  The Series F warrants are exercisable at $0.50 per share and expire on May 31, 2007.

During the period from April 1 to June 30, 2003, we issued $246,500 original principal amount of our 12% demand promissory notes to an accredited investor, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.

On May 7, 2003, we granted options to purchase 3,912,302 shares of our common stock to non-employees, at an exercise price of $0.33 per share, in exchange for services rendered, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.  The stock options are fully vested and expire on May 7, 2008.

During the period July 1, 2003 to September 30, 2003, we issued $247,500 of 12% demand notes to an accredited investor, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.

During the period July 1, 2003 to September 30, 2003, we issued 70,400 shares of our common stock valued at $53,720 to unrelated companies in consideration for consulting services rendered prior to September 30, 2003.  We also issued 300,000 shares of our common stock valued at $135,000 to an unrelated company in consideration for consulting services rendered and to be rendered.  The foregoing securities were issued in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.

During the period July 1, 2003 to September 30, 2003, we issued Series F warrants to purchase 4,000,000 shares of our common stock to an unrelated company for investor relations services rendered and to be rendered, exercisable at $0.50 per share, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.  These Series F warrants expire on December 31, 2007.

During the period July 1, 2003 to September 30, 2003, we issued Series G warrants to purchase 400,000 shares of our common stock to an unrelated company in consideration for investor relations services rendered and to be rendered, exercisable at $0.75 per share, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.  The Series G warrants expire on September 3, 2005.

During the three months ended December 31, 2003, we issued $184,203 of 12% demand promissory notes to an accredited investor, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.

During the period October 1, 2003 to December 31, 2003, we issued 42,500 shares of our common stock valued at $40,151 to unrelated parties in consideration for consulting and financing services rendered in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.

On December 30, 2003, we issued $600,000 in 4% senior subordinated debentures, which mature on December 31, 2005 and are convertible at a ratio of one share of common stock for each $0.50 of debt converted, to five accredited investors.  We also issued Series H warrants to purchase 420,000 shares our common stock to the debenture holders.  We also issued Series H warrants to purchase 480,000 shares of our common stock to unrelated parties in consideration for consulting services rendered in relation to the placement of the debentures.  The Series H warrants are exercisable at $0.50 per share and expire on December 31, 2006.  The foregoing securities were issued in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.

On January 26 and January 30, 2004, we issued $650,000 and $750,000, respectively, in 4% senior subordinated convertible debentures, which mature on December 31, 2005 and are convertible at a ratio of one share of common stock for each $0.50 of debt converted, to 15 accredited investors.  We also issued Series H warrants to purchase 980,000 shares of our common stock to the holders of the debentures.  We also issued 30,000 shares of our common stock and Series H warrants to purchase 847,500 shares of our common stock to unrelated parties, as partial consideration for financing services rendered in connection with the placement of the debentures.  These Series H warrants are exercisable at $0.50 per share and expire on December 31, 2006.  The foregoing securities were issued in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.

On January 31, 2004, we issued 360,000 shares of our common stock in connection with the settlement of 12% promissory notes in the amount of $169,964, plus accrued interest of $10,036, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.

During January and February 2004, we issued 20,000 shares of our common stock to an unrelated company in consideration for consulting services rendered, in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.

On March 8, 2004, we issued an aggregate of 6,666,666 shares of our common stock and Series I warrants to purchase 3,333,333 shares of our common stock to 20 accredited investors for an aggregate purchase price of $6,000,000 cash.  We also issued Series I warrants to purchase 180,000 shares of our common stock to unrelated parties in consideration to the placement agent.  The foregoing securities were issued in reliance upon the exemption provided by Section 4(2) under the Securities Act and the rules promulgated thereunder.  The Series I warrants are exercisable at $0.90 per share and expire on March 8, 2009.

Item 27.

Exhibits

Exhibit No.	Document Description

3.1	Restated Articles of Incorporation (1)
3.2	By-Laws (3)
3.3	Amendment to By-Laws (1)
4.1	Form of Class B Warrants (3)
4.2	Form of Class E Warrants (1)
4.3	Form of Class F Warrants (1)
4.4	Form of Class G Warrants (1)
4.5	Form of Class H Warrants (1)
4.6	Form of Class I Warrants (4)
4.7	Form of 12% Promissory Note (1)
4.8	Form of 4% Convertible Debenture (1)
5.1	Opinion of Haynes and Boone, LLP*
10.1	Registration Rights Agreement, dated as of March 8, 2004 by and among the Company and each entity named on the signature page thereto (4)
10.2	Securities Purchase Agreement, dated as of March 8, 2004 by and among the Company and each entity named on the signature page thereto (4)
10.3	Validian Corporation Incentive Equity Plan (5)
10.4

Securities Purchase Agreement in respect of the 4% Convertible Debenture, dated as of December 30, 2003 by and between Validian Corporation and each individual or entity named on a signature page thereto (1)

10.5	Registration Rights Agreement, dated as of December 30, 2003 by and between the Company and each entity named on the signature page thereto (1)
21.1	List of Subsidiaries (1)
23.1	Consent of KPMG LLP
23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.a)
24.1	Power of Attorney (included on Signature page)

(1)

Previously filed as an Exhibit to our Annual Report on Form 10-KSB, SEC File No. 0-28423, filed with the Commission on March 30, 2004 and incorporated herein by reference.

(2)

Previously filed as an Exhibit to Amendment No. 1 to our Registration Statement on Form 10-SB, SEC File No. 0-28423, filed with the Commission on October 10, 2000 and incorporated herein by reference.

(3)

Previously filed as an Exhibit to our Registration Statement on Form 10-SB, SEC File No. 0-28423, filed with the Commission on December 9, 1999 and incorporated herein by reference.

(4)

Previously filed as an Exhibit to our Current Report on Form 8-K, SEC File No. 0-28423, filed with the Commission on March 8, 2004 and incorporated herein by reference.

(5)

Previously filed as an Exhibit to our Current Report on Form 8-K, SEC File No. 0-28423, filed with the Commission on June 17, 2003 and incorporated herein by reference.

*  To be filed by amendment.

Item 28.

Undertakings

The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Ottawa, Ontario, Canada, on this 6th day of April, 2004.

VALIDIAN CORPORATION

By:

/s/ André Maisonneuve

Dr. André Maisonneuve, President, Chief

Executive Officer and Chairman of the

Board of Directors

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints André Maisonneuve and Bruce I. Benn, and each of them, as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all instruments which said attorneys-in-fact and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this registration statement, including any and all amendments, (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ André Maisonneuve Dr. André Maisonneuve	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 6, 2004

/s/ Ronald I. Benn Ronald I. Benn	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	April 6, 2004

/s/ Bruce I. Benn Bruce I. Benn	Executive Vice President, Secretary and Director	April 6, 2004

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Restated Articles of Incorporation (1)
3.2	By-Laws (3)
3.3	Amendment to By-Laws (1)
4.1	Form of Class B Warrants (3)
4.2	Form of Class E Warrants (1)
4.3	Form of Class F Warrants (1)
4.4	Form of Class G Warrants (1)
4.5	Form of Class H Warrants (1)
4.6	Form of Class I Warrants (4)
4.7	Form of 12% Promissory Note (1)
4.8	Form of 4% Convertible Debenture (1)
5.1	Opinion of Haynes and Boone, LLP*
10.1	Registration Rights Agreement, dated as of March 8, 2004 by and among the Company and each entity named on the signature page thereto (4)
10.2	Securities Purchase Agreement, dated as of March 8, 2004 by and among the Company and each entity named on the signature page thereto (4)
10.3	Validian Corporation Incentive Equity Plan (5)
10.4

Securities Purchase Agreement in respect of the 4% Convertible Debenture, dated as of December 30, 2003 by and between Validian Corporation and each individual or entity named on a signature page thereto (1)

10.5	Registration Rights Agreement, dated as of December 30, 2003 by and between the Company and each entity named on the signature page thereto (1)
21.1	List of Subsidiaries (1)
23.1	Consent of KPMG LLP
23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.a)
24.1	Power of Attorney (included on Signature page)

(1)

Previously filed as an Exhibit to our Annual Report on Form 10-KSB, SEC File No. 0-28423, filed with the Commission on March 30, 2004 and incorporated herein by reference.

(2)

Previously filed as an Exhibit to Amendment No. 1 to our Registration Statement on Form 10-SB, SEC File No. 0-28423, filed with the Commission on October 10, 2000 and incorporated herein by reference.

(3)

Previously filed as an Exhibit to our Registration Statement on Form 10-SB, SEC File No. 0-28423, filed with the Commission on December 9, 1999 and incorporated herein by reference.

(4)

Previously filed as an Exhibit to our Current Report on Form 8-K, SEC File No. 0-28423, filed with the Commission on March 8, 2004 and incorporated herein by reference.

(5)

Previously filed as an Exhibit to our Current Report on Form 8-K, SEC File No. 0-28423, filed with the Commissioner on June 17, 2003 and incorporated herein by reference.

*  To be filed by amendment.